Exhibit (c)(9)

 Confidential – Preliminary and Subject to Change  Discussion Materials Regarding Project Houston January 29, 2023

 Confidential – Preliminary and Subject to Change  These materials have been prepared by Evercore Group L.L.C. (“Evercore”) for the Conflicts Committee (the “Conflicts Committee”) of the Board of Directors of Sisecam Resource Partners LLC, the general partner of Sisecam Resources LP (the “Partnership”), to whom such materials are directly addressed and delivered and may not be used or relied upon for any purpose other than as specifically contemplated by a written agreement with Evercore. These materials are based on information provided by or on behalf of the Conflicts Committee, from public sources or otherwise reviewed by Evercore. Evercore assumes no responsibility for independent investigation or verification of such information and has relied on such information being complete and accurate in all material respects. To the extent such information includes estimates and forecasts of future financial performance prepared by or reviewed with the management of the Partnership and/or other potential transaction participants or obtained from public or other third party sources, Evercore has assumed that such estimates and forecasts have been reasonably prepared on bases reflecting the best currently available estimates and judgments of such management (or, with respect to estimates and forecasts obtained from public sources, represent reasonable estimates). No representation or warranty, express or implied, is made as to the accuracy or completeness of such information and nothing contained herein is, or shall be relied upon as, a representation, whether as to the past, the present or the future. These materials were designed for use by specific persons familiar with the business and affairs of the Partnership. These materials are not intended to provide the sole basis for evaluating, and should not be considered a recommendation with respect to, any transaction or other matter. These materials have been developed by and are proprietary to Evercore and were prepared exclusively for the benefit and internal use of the Conflicts Committee.  These materials were compiled on a confidential basis for use exclusively by the Conflicts Committee and not with a view to public disclosure or filing thereof under state or federal securities laws, and may not be reproduced, disseminated, quoted or referred to, in whole or in part, without the prior written consent of Evercore or as provided in the engagement letter between Evercore and the Conflicts Committee.  These materials do not constitute an offer or solicitation to sell or purchase any securities and are not a commitment by Evercore or any of its affiliates to provide or arrange any financing for any transaction or to purchase any security in connection therewith. Evercore assumes no obligation to update or otherwise revise these materials. These materials may not reflect information known to other professionals in other business areas of Evercore and its affiliates.  Evercore and its affiliates do not provide legal, accounting or tax advice. Accordingly, any statements contained herein as to tax matters were neither written nor intended by Evercore or its affiliates to be used and cannot be used by any taxpayer for the purpose of avoiding tax penalties that may be imposed on such taxpayer. Each person should seek legal, accounting and tax advice based on his, her or its particular circumstances from independent advisors regarding the impact of the transactions or matters described herein.

 Confidential – Preliminary and Subject to Change  Table of Contents  Section  Executive Summary  Soda Ash Market Background  SIRE Situation Analysis  Preliminary Valuation of SIRE Common Units  Preliminary Valuation Detail – SIRE Financial Projections  Financial Projections and Preliminary Valuation Detail – Sensitivity Case  Appendix  Weighted Average Cost of Capital Analysis Unitholder Tax Analysis  Additional Materials  Comparison of 2022 Actual vs. Forecast  IHS January 2023 Interim Monthly Price Update Case  I  II  III  IV

 Confidential – Preliminary and Subject to Change  I. Executive Summary

 Confidential – Preliminary and Subject to Change  Executive Summary  1  Introduction  Evercore Group L.L.C. (“Evercore”) is pleased to provide the following materials to the Conflicts Committee (the “Conflicts Committee”) of the Board of Directors of [Houston GP LLC] (the “Partnership GP”), the general partner of [Target LP] (“SIRE” or the “Partnership”), regarding [Houston Chemicals Resources LLC]’s (“Sisecam Chemicals” or “SCR”) proposal to acquire all the outstanding common units representing limited partner interests in the Partnership (each, a “Common Unit”)   Pursuant to the Agreement and Plan of Merger, dated as of the date hereof (the “Agreement”), among the Partnership, the Partnership GP, [Houston Holdings, LLC] (“Parent”), Sisecam Chemicals Wyoming LLC, sole member of Parent (“Unitholder Parent”), and [Houston Merger Sub, LLC], a wholly-owned subsidiary of Parent (“Merger Sub”), Merger Sub will merge with and into the Partnership, with the Partnership surviving and continuing to exist as a Delaware limited partnership and a wholly-owned subsidiary of Parent (the “Transaction”)   As a result of the Transaction, each outstanding Common Unit, other than the Common Units owned by Unitholder Parent and its permitted transferees will be converted into a right to receive $24.00 in cash, without interest (the “Consideration”), per issued and outstanding Common Unit  Unitholder Parent is a wholly-owned subsidiary of Sisecam Chemicals that currently owns:   14,551,000 Common Units (72% limited partner interest in the Partnership)   The Partnership GP, which owns a 2.0% general partner interest in the Partnership   Holders of Common Units other than the Partnership GP, Unitholder Parent, Parent, Merger Sub and their respective affiliates are referred to as the "Unaffiliated Unitholders“  On July 5, 2022, Sisecam Chemicals proposed to acquire each outstanding Common Unit owned by the Unaffiliated Unitholders for $17.90 per Common Unit in cash (the “Initial Proposal”)  Between November 8th and today, Sisecam Chemicals and the Conflicts Committee reached a tentative agreement whereby Sisecam Chemicals will acquire each outstanding Common Unit owned by the Unaffiliated Unitholders at $24.00 per Common Unit in cash with quarterly distributions to be paid through and until the closing date on a pro rata basis (the “Consideration”)   The Consideration represents a 33.7% premium to SIRE’s closing Common Unit price of $17.95 as of July 5, 2022, the last unaffected trading date before public announcement of the Initial Proposal   The Consideration represents a 34.3% premium to SIRE’s 30-day volume weighted average price (“VWAP”) as of July 5, 2022 of $17.87

 Confidential – Preliminary and Subject to Change  Executive Summary  2  In connection with rendering an opinion, Evercore has, among other things:   Reviewed certain publicly available business and financial information relating to the Partnership that we deemed to be relevant, including: the Annual Report on Form 10-K for the year ended December 31, 2021; the Quarterly Reports on Form 10-Q for the quarters ended March 31, 2022, June 30, 2022, and September 30, 2022; and certain Current Reports on Form 8-K, in each case as filed with or furnished to the U.S. Securities and Exchange Commission by the Partnership since January 1, 2022   Reviewed certain non-public projected financial and operating data and assumptions relating to the Partnership prepared and furnished to us by management of the Partnership, as approved for our use by the Partnership (the “SIRE Financial Projections”)   Discussed with management of the Partnership their assessment of the past and current operations of the Partnership, the current financial condition and prospects of the Partnership, and the SIRE Financial Projections (including management’s views of the risks and uncertainties of achieving such projections)   Reviewed the reported prices and the historical trading activity of the Common Units   At the request of the Conflicts Committee, prepared and reviewed a sensitivity case (the “Sensitivity Case”) with respect to the projected financial and operating data and assumptions relating to the Partnership that we deemed relevant, including sensitivities related to pricing and operating expenses based on discussions with management of the Partnership   Performed discounted cash flow analyses on the Partnership based on the SIRE Financial Projections and the Sensitivity Case   Compared the financial performance of the Partnership and its stock market trading multiples with those of certain other publicly traded companies and partnerships that we deemed relevant   Compared the financial performance of the Partnership and the valuation multiples relating to the Transaction with the financial terms, to the extent publicly available, of certain other transactions that we deemed relevant   Performed discounted distribution analyses on the Partnership based on the SIRE Financial Projections and the Sensitivity  Case   Reviewed a draft of the Agreement marked as the “Agreed Form”   Performed such other analyses and examinations, held such other discussions, reviewed such other information and considered such other factors that we deemed appropriate for the purpose of providing the opinion contained herein  Evercore Evaluation Process  Opinion Requested:  Evercore has been asked by the Conflicts Committee, whether, in Evercore’s opinion, the Consideration to be received by the Unaffiliated Unitholders in the Transaction is fair, from a financial point of view, to the Unaffiliated Unitholders

 Confidential – Preliminary and Subject to Change  Introduction  The materials include the following:  3   An executive summary, including: (i) an overview of the Transaction; (ii) a review of SIRE’s current partnership structure; (iii) the Transaction economics and (iv) an analysis of SIRE’s historical trading performance   Background information on the U.S. and worldwide soda ash market   An analysis of SIRE’s current situation, including an analysis of historical sales and expenses and a summary of the SIRE Financial Projections   A preliminary valuation of the Common Units utilizing the SIRE Financial Projections and the Sensitivity Case   An appendix, including SIRE’s weighted average cost of capital, an analysis of the unitholder tax impact of the Transaction, a review of Sisecam Chemicals USA Inc.’s 2021 acquisition of a 60% interest in Sisecam Chemicals Resources LLC, a comparison of 2022 preliminary results and forecasted results, a review of IHS’ view on soda ash pricing as of January 15, 2023 relative to that on August 15, 2022 and as provided by SIRE (the “IHS January 2023 Interim Monthly Price Update”) and a valuation using the IHS January 2023 Interim Monthly Price Update (the “IHS January 2023 Interim Monthly Price Update Case”)  Executive Summary

Confidential – Preliminary and Subject to Change

Executive Summary

Summary Organizational Structure

($ in millions, except per unit amounts)



Türkiye Şişe Ve Cam Fabrikaları A.Ş
("Sisecam Parent")
100%
Sisecam Chemicals USA Inc.
("Sisecam USA")
WE Soda Ltd.
("WE Soda")
100%
Ciner Enterprise Inc.
("Ciner Enterprises")
60%
40%
Sisecam Chemicals Resources LLC
("Sisecam Chemicals" or "SCR")
100%
Public
Sisecam Chemicals Wyoming LLC
("SCW LLC")
100%
Sisecam Resource Partners LLC
("SIRE GP")
~26% LP Interest
5,248,791 Common Units
~72% LP Interest
14,551,000 Common Units
~2% GP Interest
399,000 GP Units
Natural Resources Partners LP
("NRP")
100%
NRP Trona LLC
("NRP LLC")
Interests to be acquired in the Transaction
Sisecam Resources LP
(the "Partnership" or "SIRE")
51%
49%
Sisecam Wyoming LLC
("Sisecam Wyoming")

Source: Partnership filings

EVERCORE 4 ŞİŞECAM

Confidential – Preliminary and Subject to Change

Executive Summary

Transaction Economics at Various Values

($ in millions, except per unit amounts)

	Sisecam Chemicals Proposals				Consideration	Conflicts Committee Counterproposals		
	Initial Proposal (7/5/22)	Second Proposal (9/27/22)	Third Proposal (10/20/22)	Fourth Proposal (10/24/2022)	$24.00 Unit Price	Third (10/24/22)	Second (10/11/22)	First (9/20/22)
SIRE Common Unit Price	$17.90	$19.00	$22.00	$23.50	$24.00	$25.50	$28.50	$29.50
SIRE Units Outstanding[1]	20.2	20.2	20.2	20.2	20.2	20.2	20.2	20.2
Total Equity Value – SIRE[2]	**$361.6**	**$383.8**	**$444.4**	**$474.7**	**$484.8**	**$515.1**	**$575.7**	**$595.9**
Noncontrolling Interest[2]	347.4	368.7	426.9	456.1	465.8	494.9	553.1	572.5
Total Equity Value – Sisecam Wyoming	**$708.9**	**$752.5**	**$871.3**	**$930.7**	**$950.5**	**$1,009.9**	**$1,128.8**	**$1,168.4**
Plus: Net Debt as of December 31, 2022	115.7	115.7	115.7	115.7	115.7	115.7	115.7	115.7
Consolidated Enterprise Value	**$824.6**	**$868.2**	**$987.0**	**$1,046.4**	**$1,066.2**	**$1,125.6**	**$1,244.4**	**$1,284.1**
Premium to Unaffected Price[3]	**(0.3%)**	**5.8%**	**22.6%**	**30.9%**	**33.7%**	**42.1%**	**58.8%**	**64.3%**
10-Day VWAP from Unaffected Date[4]	**3.5%**	**9.9%**	**27.2%**	**35.9%**	**38.8%**	**47.5%**	**64.8%**	**70.6%**
20-Day VWAP from Unaffected Date[4]	**2.4%**	**8.7%**	**25.9%**	**34.5%**	**37.3%**	**45.9%**	**63.1%**	**68.8%**
30-Day VWAP from Unaffected Date[4]	**0.2%**	**6.3%**	**23.1%**	**31.5%**	**34.3%**	**42.7%**	**59.5%**	**65.1%**
SIRE Consolidated EBITDA[5]								
2022E	$152.0	$152.0	$152.0	$152.0	$152.0	$152.0	$152.0	$152.0
2023E	154.0	154.0	154.0	154.0	154.0	154.0	154.0	154.0
2024E	143.5	143.5	143.5	143.5	143.5	143.5	143.5	143.5
Enterprise Value / SIRE Consolidated EBITDA								
2022E	5.4x	5.7x	6.5x	6.9x	7.0x	7.4x	8.2x	8.4x
2023E	5.4	5.6	6.4	6.8	6.9	7.3	8.1	8.3
2024E	5.7	6.1	6.9	7.3	7.4	7.8	8.7	9.0
Value of Common Units Owned by Unaffiliated Unitholders[6]	**$94.0**	**$99.7**	**$115.5**	**$123.3**	**$126.0**	**$133.8**	**$149.6**	**$154.8**

Source: Partnership filings, FactSet, SIRE Financial Projections

1. As of January 24, 2023; reflects the sum of: (i) 19,799,791 Common Units outstanding and (ii) 399,000 general partner units representing an approximate 2.0% limited partner interest in SIRE and assumes pro rata allocation of equity value to Common Units and SIRE GP, with no incremental allocation to SIRE GP attributable to IDRs
2. SIRE's total equity value represents a 51% interest in Sisecam Wyoming with the resulting 49% non-controlling interest stated at implied market value based on the SIRE Common Unit price
3. Based on a Common Unit price of $17.95 as of July 5, 2022, the last unaffected trading date before the Initial Proposal
4. Based on a 10-day, 20-day and 30-day VWAP prices of $17.29, $17.48 and $17.87, respectively, from July 5, 2022, the last unaffected trading date before the Initial Proposal
5. Per SIRE Financial Projections; reflects 100% of Sisecam Wyoming EBITDA less SIRE G&A
6. As of January 24, 2023, Unaffiliated Unitholders owned 5,248,791 Common Units

EVERCORE

5

ŞIŞECAM

Confidential – Preliminary and Subject to Change

Executive Summary

SIRE Unit Trading

	SIRE Price	Premium to Relative Price
Consideration	$24.00	
Unaffected Closing Price	$17.95	33.7%
Last 30 Trading Days VWAP	17.87	34.3%
Last 60 Trading Days VWAP	18.80	27.7%
Last 6 Months VWAP	19.16	25.3%
Last 12 Months VWAP	17.45	37.5%
VWAP from Announcement to 1/26/23	20.77	15.5%


$26.00
$25.00
$24.00
$23.00
$22.00
$21.00
$20.00
$19.00
$18.00
$17.00
$16.00
$15.00
10/26/21
1/26/22
4/26/22
7/26/22
10/26/22
1/26/23
11/19/21: Ciner Enterprises agreed to sell 60% of SCR, inclusive of control, to Sisecam USA for $300 million
1/27/22: CINR / SIRE announced a quarterly cash distribution increase from $0.34 to $0.65 per unit
4/29/22: SIRE announced a quarterly cash distribution decrease from $0.65 to $0.50 per unit
7/5/22: SCR delivered a non-binding proposal to acquire all Common Units held by Unaffiliated Unitholders for $17.90 per Common Unit
10/28/22: SIRE announced Q3 earnings outperforming investor expectations led by strong pricing and demand in the soda ash market globally. SIRE also announced a Q3 quarterly distribution of $0.50 per unit
$24.00
$23.91
$20.77
$19.16
$18.80
$17.87
$17.45
Historical Price (SIRE)
Last 6 Months VWAP
VWAP from Announcement to 1/26/23
Last 30 Trading Days VWAP
Last 12 Months VWAP
Last 60 Trading Days VWAP
Consideration

Source: FactSet, Bloomberg

EVERCORE

6

ŞİŞECAM

 Confidential – Preliminary and Subject to Change  Executive Summary  Historical SIRE and Peer Group Valuation  Source: FactSet  --x  5x  10x  15x  20x  25x  1/26/18  1/26/19  1/26/20 1/26/21  1/26/22  Historical Enterprise Value-to-Adjusted EBITDA (Latest Quarter Annualized)  SIRE reported annualized Adj. EBITDA of $2.8 million for 2Q20, its COVID-19 Pandemic trough, resulting in a multiple that is not meaningful  SIRE Peer Group Range1  Over the past five years, SIRE has generally traded between 5.0x and 8.0x run-rate EBITDA, near the bottom of the range of its peers  1/26/23  1.  Includes: Ciech SA; Genesis Energy, L.P.; Türkiye Sise ve Cam Fabrikalari A.S.; Solvay SA; Tata Chemicals Limited  7

 Confidential – Preliminary and Subject to Change  II. Soda Ash Market Background

 Confidential – Preliminary and Subject to Change  Soda Ash Market Background  The U.S. soda ash industry is comprised of four companies in Wyoming operating five plants and one company in California operating one plant  The five producers have a combined annual capacity of  13.3 million metric tons  The majority of the world's trona reserves are located in the Green River Basin, Wyoming and approximately 25% of global soda ash is produced by processing trona, with the remainder being produced synthetically through chemical processes  Primary uses include as a raw material input for flat glass, container glass, detergents, chemicals, paper and other consumer and industrial products  Domestic production of soda ash returned to pre-Covid levels in 2021 and domestic consumption of soda ash exceeded pre-Covid levels  2021 U.S. Capacity by Producer  Domestic Soda Ash Market Overview  Overview  U.S. Production and Consumption of Soda Ash  12.0  11.9  11.7  10.0  12.0  5.0  5.0  4.8  4.5  5.4  --  2.0  4.0  6.0  8.0  10.0  12.0  14.0  2017  2020  2021  Metric Tons (MM)  2018  Production  2019  Consumption  End User Consumption  Genesis Alkali Wyoming LP 23.9%  Sisecam Resources LP 20.1%  Solvay Chemicals, Inc 25.4%  Tata Chemicals Partners 20.1%  Nirma, LTD 10.4%  Glass 49.0%  Source: U.S. Geological Survey, IHS Markit  8  Chemicals 28.0%  Misc.  8.0%  Detergents 5.0%  Distributors 5.0%  Soap & Desulfurization  3.0%  Flue Gas Pulp & Paper  1.0%  Water Treatment 1.0%   Company Capacity (Mmt)   Genesis Alkali Wyoming LP Sisecam Resources LP Solvay Chemicals, Inc  Tata Chemicals Partners  3.2  2.7  3.4  2.7   Nirma, LTD 1.4  Total 13.3

 Confidential – Preliminary and Subject to Change  11.7  11.6  11.8  12.0  11.9  11.7  10.0  12.0  6.7  6.4  6.8  7.0  7.0  7.0  5.6  6.5  --  4.0  2.0  6.0  8.0  10.0  12.0  Metric Tons (MM)  2014 2015 2016 2017 2018  Domestic Production  2019 2020 2021  Exports  Soda Ash Market Background  Soda ash produced in the U.S. above the level of domestic consumption is exported, with exports representing approximately 54% of total production in 2021  Total U.S. imports, primarily from Turkey, have recently been approximately 100,000 tons per year, which was more than double the average quantity of annual imports during the past decade  Import and Export Markets for Soda Ash  Domestic Production and Exports  U.S. and Export Markets for Soda Ash   Source: U.S. Geological Survey   9

Confidential – Preliminary and Subject to Change

Soda Ash Market Background

Comparison of Natural Trona and Synthetic Production

Overview

- Sisecam Wyoming produces soda ash with naturally mined soda as opposed to synthetically produced soda
- Synthetic production is approximately twice as expensive to produce compared to U.S. natural soda ash production
- Synthetic soda ash consumes substantially more energy, incurs additional costs associated with by-products and has a greater carbon footprint
  - Production related CO2 intensity in natural soda is approximately 70% lower than synthetic, while energy usage is approximately 60% lower and water usage is approximately 85% lower

2021 Global Production Capacity


Others
15%
U.S. Natural
18%
China Hou
20%
Solvay
Process
47%

Comparison of Soda Ash Production Methods

	U.S. Natural	Solvay Process	China Hou
Raw Materials	Trona One	Salt (brine), Limestone, Ammonia	Salt (brine), Limestone, Carbon Dioxide
Energy Usage	4-6 MMBtu/ton	10-14 MMBtu/ton	10-14 MMBtu/ton
By-Products	None	Calcium Chloride (waste product)	Ammonium Chloride (co-product)

Source: company presentations

Comparison of Production Costs


3.0x
2.0x
1.0x
0.0x
1.0x
2.0x
2.1x
2.4x
U.S. Natural
EU Solvay
China Solvay
China Hou

EVERCORE
10
ŞIŞECAM

 Confidential – Preliminary and Subject to Change  100  80  60  40  20  --  Soda Ash Market Background   Genesis plans to invest approximately $350 million to expand its Granger soda ash facilities from approximately 500,000 tons per year to approximately 1,250,000 tons per year   Expected to be in service in 3Q 2023  IHS Markit forecasts Sisecam to increase capacity by  1.3 million tons in 2024 and 2025  IHS Markit projects annual capacity growth in North America of 4.0% from 2020 to 2025  Projected Increases in Global Soda Ash Supply  North America Supply Growth  In the near-term, the most significant North American growth project is Genesis’ expansion of its Granger facility  North America, Northeast Asia and Global Capacity Growth (Million metric tons)  2021 Global Production Capacity  The majority of supply growth outside of the U.S. is expected to come online in China   Natural soda ash plants are under construction in Inner Mongolia with annual output of up to 5.4 million tons per year to come online by 2025   A 1.2 million ton Solvay process soda ash plant is expected to come online in Qinghai, China in 2023  IHS Markit also projects plant shutdowns in China that will offset some of the new capacity coming online   An approximately 1.3 million ton soda ash plant in  Lianyungang, China was shut down in June 2022   An approximately 600,000 ton plant in Guangzhou, China is expected to be shut down in late-2022  IHS Markit projects annual capacity growth in Northeast Asia of 2.9% from 2020 to 2025   CAGR%    Range North America Northeast Asia Global   2010A-'20A 1.1% 2.9% 2.2%  2020  57  21  24  'A-'2  5E  61  22  27  4.  64  22  29  0%  65  22  30  2  .9%  65  21  31  2.4%  64  21  30  65  21  30  67  22  31  69  24  31  72  26  33  72  26  32  71  26  32  73  27  32  76  26  35  78  28  35  81  28  36  12  13  13  13  13  13  13  13  14  14  14  14  14  15  16  17  2010A  2011A  2012A  2013A  2014A  2015A  2016A  2017A  2018A  2019A  2020A  2021E  2022E  2023E  2024E  2025E  North American  Northeast Asia  Other  Source: IHS Markit  11

 Confidential – Preliminary and Subject to Change  III.  SIRE Situation Analysis

Confidential – Preliminary and Subject to Change

SIRE Situation Analysis

($ in millions, except per unit amounts)

Public Trading Statistics

As of January 26, 2023	
Total Units Outstanding[1]	20.2
Common Unit Price	$23.91
Total Equity Value	$483.1
Plus: Net Debt[2]	115.7
Plus: Noncontrolling Interest (Market Value)[3]	464.1
Enterprise Value	$1,062.9

	SIRE Financial Projections Metric	Yield/Multiple
Distribution Yield		
Current	$2.00	8.4%
2023E	2.41	10.1%
2024E	2.22	9.3%
EV / EBITDA[4]		
2022E	$152	7.0x
2023E	154	6.9
2024E	143	7.4

Balance Sheet and Credit Data

As of December 31, 2022	
Cash and Marketable Securities	$21.3
Short-Term Debt	8.8
Long-Term Debt	128.2
Total Debt	$137.0
Net Debt	$115.7
Plus: Noncontrolling Interest (Book Value)	187.2
Plus: Partners' Capital	233.0
Net Book Capitalization	$535.9
Revolver Availability / Total Revolver Capacity	$130 / $225
Net Debt / Net Book Cap	21.6%
Net Debt / 2022E EBITDA	0.8x

Common Unit Price and Distribution Information



$30.00
$25.00
$20.00
$15.00
$10.00
$5.00
$--
Unit Price
$3.00
$2.50
$2.00
$1.50
$1.00
$0.50
$--
Distribution per Unit
1/26/21
9/26/21
5/27/22
1/26/23
Distribution per Unit
Unit Price

General Partner Incentive Distribution Rights

Quarterly Distribution per LP Unit	$0.5000

% to LP	% to GP	LP Quarterly Distribution Range		Quarterly Distribution Within Range	Quarterly Distribution to GP per LP Unit	Total LP Units Outstanding	Total Quarterly Distribution to LPs	Total Quarterly Distribution to GP	Total Annual Distribution to LPs	Total Annual Distribution to GP
98.0%	2.0%	$--	$0.5000	$0.5000	$0.0102	19.8	$9.9	$0.2	$39.6	$0.8
98.0%	2.0%	0.5000	0.5750	--	--	19.8	--	--	--	--
85.0%	15.0%	0.5750	0.6250	--	--	19.8	--	--	--	--
75.0%	25.0%	0.6250	0.7500	--	--	19.8	--	--	--	--
50.0%	50.0%	0.7500		--	--	19.8	--	--	--	--
							$9.9	$0.2	$39.6	$0.8

% of Total Distributions to the GP	2.0%
% of Total Distributions to the IDRs	--%

Source: Public filings, FactSet, SIRE Financial Projections
1. As of January 24, 2023; includes 2.0% general partner interest
2. As of December 31, 2022
3. Implied market value of the 49% interest in Sisecam Wyoming owned by NRP LLC, calculated as the Partnership's Total Equity Value divided by 51% multiplied by 49%
4. SIRE Consolidated EBITDA equal to 100% of Sisecam Wyoming EBITDA less SIRE G&A

EVERCORE 12 ŞIŞECAM

Confidential – Preliminary and Subject to Change

SIRE Situation Analysis

Sisecam Resources Unit Ownership Summary

Summary


Institutional
5.8%
Retail
19.6%
Management and
Directors
0.6%
Turkiye Sise Ve Cam
Fabrikalari As
74.0%

Insider Ownership

Holder	Units (000's)	Ownership %
Turkiye Sise Ve Cam Fabrikalari As	14,950[1]	74.0%[1]
Management and Directors	124	0.6%
Total Insider		**74.6%**

Source: FactSet, Public filings, Wall Street Research
1. Includes General Partner Interest

Institutional Ownership

Institution	Units (000's)	Ownership %
Goldman Sachs & Co. LLC (Private Banking)	552	2.7%
JPMorgan Securities LLC (Investment Management)	314	1.6%
Acadian Asset Management LLC	62	0.3%
Rockefeller & Co. LLC	27	0.1%
Sowell Financial Services LLC	26	0.1%
Capricorn Fund Managers Ltd.	25	0.1%
FIAM LLC	25	0.1%
Fidelity Management & Research Co. LLC	25	0.1%
Equitec Proprietary Markets LLC	22	0.1%
Credit Suisse Gestion SGIIC SA	17	0.1%
Citadel Securities LLC	15	0.1%
Shapiro Capital Management LLC	13	0.1%
BNP Paribas Arbitrage SNC	13	0.1%
Bank of America, NA (Private Banking)	6	0.0%
Merrill Lynch, Pierce, Fenner & Smith, Inc. (Invt Mgmt)	4	0.0%
Top 15 Institutional	**1,146**	**5.7%**
Other Institutions	34	0.2%
Less: Short Interest	(5)	(0.0%)
Total Institutional	**1,175**	**5.8%**

Summary

Holder	Units (000's)	Ownership %
Institutional/Other (Net of Short Interest)	1,175	5.8%
Turkiye Sise Ve Cam Fabrikalari As	14,950	74.0%
Management and Directors	124	0.6%
Retail	3,949	19.6%
Total Common	**20,199**	**100.0%**
Short Position	**5**	**0.0%**

EVERCORE
13
ŞIŞECAM

 Confidential – Preliminary and Subject to Change  $104  $121  $134  $117  $120  $139  $138  $64  $91  $165  2.27  2.31  2.41  2.49  2.46  2.37  2.50  2.02  2.55  2.41  --  1.0  2.0  3.0  4.0  5.0  6.0  $ --  $25  $50  $75  $100  $125  $150  $175  2013A  2014A  2017A  2018A 2019A 2020A  Soda Ash Volume Sold (Million Metric Tons)  2021A  2022A  Soda Ash Volume Sold (Million Metric Tons)  2015A 2016A  Sisecam Wyoming EBITDA  Owns a controlling 51% interest in Sisecam Wyoming, one of the largest and lowest cost producers of natural soda ash in the world   Sisecam Wyoming’s Green River Basin facility has been in operation for more than 50 years  2.5 million metric tons per annum (“mtpa”) of soda ash production capacity and over 50 years of trona mining reserves  Since 2019, SIRE management has been evaluating a potential new expansion project (the “Unit 8 Expansion”) that could increase production levels to 3.5 million mtpa, 134% of the last five-year average  SIRE Situation Analysis  Partnership Overview  Description  Sisecam Wyoming Plant Location and Mine Footprint  Known Sodium Leasing Area  ($ in millions)  Historical and Projected Sisecam Wyoming EBITDA and Volumes Sold  Source: Partnership filings  14

 Confidential – Preliminary and Subject to Change  SIRE Situation Analysis   The UP Agreement began on January 1, 2022 and expires on December 31, 2025   Beginning on January 1, 2023, rates are adjusted annually based on the prior four quarterly indices of the All Inclusive Index Less Fuel with Forecast Error Adjustment (“AIILF”), as published by the Association of American Railroads   In the event the average price of Retail On-Highway Diesel Fuel calculated monthly based on prices reported on the U.S. Department of Energy Website equals or exceeds $2.30 per gallon, UP will add a mileage-based fuel surcharge to the freight charges   Shortfall payment is required to be made to UP if SIRE does not ship 85% of its production on UP  In 2021, SIRE shipped over 90% of production on UP  Production for export is transported on UP to Kansas City Southern Railroad (“KCS”) for transportation to Mexico and to terminals in the U.S. Northwest for transport via Handysize vessels to Asia and Latin America   A Handysize vessel holds 40,000 to 50,000 tons of dry bulk  Transportation Overview  Overview  SIRE’s production is transported from Wyoming via Union Pacific Railroad (“UP”) pursuant to a master contract amendment executed October 27, 2021 (the “UP Agreement”)  Historical AIILF  Historical Handysize Dry Bulk Costs (Asia)  (4.0%)  (2.0%)  0.0%  2.0%  4.0%  6.0%  8.0%  10.0%  2012 2013 2014 2015 2016 2017 2018 2019 2020 2021 2022  Core CPI Inflation  All-LF with Forecast Error Adj.  $ -  Source: SIRE management, Association of American Railroads, FactSet, Bloomberg  15  $10,000  $20,000  $30,000  $40,000  Nov-2017  Nov-2018  Nov-2019  Dec-2020  Dec-2021  Jan-2023  Dayrate  2012-2022E Average Annual Change Core CPI: 2.2%  All-LF: 2.5%

 Confidential – Preliminary and Subject to Change  Natural Gas  $21.79  Electricity  $3.97  Fixed Utilities  $5.13  After transportation, SIRE’s second most significant operating cost is energy  SIRE’s primary energy cost is natural gas, as well as electricity and fixed utilities   Natural gas cost is primarily driven by power- generation required for mining and trona processing plant equipment  SIRE Situation Analysis  Energy Costs  Energy Cost Overview  Historical Energy Cost Trend  2022A Energy Cost per Unit ($ / Metric Ton)  2022A Total Energy Cost per Metric Ton:  $30.90  3.45  3.49  4.07  3.78  3.95  $3.36  $3.25  $2.  $8.00  --  1.00  2.00  3.00  4.00  5.00  Consumption (MMBtu/mt)  Natural Gas  Fixed Utilities  Electricity  197  181  154  122  126  $0.035  $0.034  $0.039  $0.033  $0.030  $0.020  $0.025  $0.030  $0.035  $0.040  $0.045  $0.050  --  50  100  150  200  250  2018A  2019A  2020A  2021A  2022E  Actual / Projected Cost ($/kWh)  Consumption (kWh/mt)  $6.74  Source: SIRE management  16  $6.48  $6.41  $5.36  $5.13  $8.00  $7.00  $6.00  $5.00  $4.00  $3.00  $2.00  $1.00  $0.00  2018A  2019A  2020A  2021A  2022A  Unit Cost ($/mt)

 Confidential – Preliminary and Subject to Change  Salaried  297  Hourly 147  SIRE currently employs 444 people  In 2021, SIRE completed a one-time cost of living adjustment to salaries as a retention initiative given recent tightness in the U.S. labor market  In 2022, SIRE gave certain groups of technical operations personnel an approximate 5% increase in salaries to bring them more in line with market  SIRE Situation Analysis  Personnel Costs  Personnel Cost Overview  Historical Personnel Cost Trend  Current Employee Count by Salary Type  446  452  444  444  444  $144  $150  $147  $166  $163  $--  $50  $100  $150  $200  $250  --  100  200  300  400  500  2018A  2019A  2020A  2021A  2022E  Avg. Fully-Loaded Cost ($K/employee/year)  Employees  Personnel Cost Drivers  Total Personnel Costs ($MM)  $64.3  Source: SIRE management  17  $67.8  $65.3  $73.6  $76.4  $--  $20.0  $60.0  $40.0  $80.0  $100.0  2018A  2019A  2020A  2021A  2022A

 Confidential – Preliminary and Subject to Change  SIRE Situation Analysis  Source: SIRE Financial Projections  18  SIRE Financial Projections – Assumptions  Revenue  Long-term domestic / export revenue breakout of 50% / 50%   Domestic and export pricing based on SIRE management’s forecast  Export revenue is broken out into ANSAC and direct export projects with no sales attributable to ANSAC in 2023E+  Expenses  Expenses based on historical costs per unit, the majority of which are projected to increase 5.8% in 2023E and 2.2% in 2024E and each year thereafter   Costs per unit for domestic freight and personnel are projected to increase 5.8% in 2023E and 3.0% in 2024E and each year thereafter   Energy costs per unit are expected to increase 5.8% in 2023E, then decline in 2024E to a level which is 2.2% greater than 2022E and increase at a 2.2% annual rate thereafter  SIRE-Level G&A  Annual cash G&A incurred at the Partnership level after distributions received from Sisecam Wyoming equal to $2.9 million in 2022E and $4.0 million each year thereafter   Deducted from Sisecam Wyoming EBITDA to arrive at SIRE Consolidated EBITDA   Deducted from SIRE's 51% share of Sisecam Wyoming EBITDA to arrive at EBITDA Attributable to SIRE  Capital Expenditures  Maintenance capital expenditures of $25.0 million in 2022E are projected to increase 2.2% annually thereafter  No growth capital expenditures contemplated in the forecast   Detailed engineering work on Unit 8 Expansion completed, but SIRE management has stated that the project was postponed due to COVID-19 market conditions and is not currently contemplated given SIRE management’s view of global demand as well as increased projected capital costs for the project  Credit Facility Assumptions  Sisecam Wyoming’s existing $225 million revolving credit facility includes an accordion provision to increase the commitment to $475 million subject to certain lender approvals  $92.0 million drawn as of December 31, 2022  2.05% interest rate  Distribution Coverage / Total Leverage  Sisecam Wyoming to maintain a distribution coverage ratio of 1.48x in 2022E, 1.25x in 2023E and 2024E, and 1.10x thereafter   SIRE to distribute 100% of distributions received from Sisecam Wyoming less G&A incurred at the Partnership  Sisecam Wyoming to use all remaining cash flow to pay down debt

 Confidential – Preliminary and Subject to Change  $68  $66  $37  $74  $85  $92  $47  $47  $47  331  317  188  350  296  296  150  --  --  150  150  400  350  300  250  200  150  100  50  --  $--  $20  $40  $60  $80  $100  2018A  2019A  2020A  2021A  2022E  2025E  2026E  2027E  2028E  Deca Sales  2023E 2024E  Metric Tons ('000s)  SIRE Situation Analysis  Historical and Projected Sales and Deca Breakout  Historical and Projected Sales  Deca Sales By Year  Source: SIRE Financial Projections  19  ($ in millions)

 Confidential – Preliminary and Subject to Change  SIRE Situation Analysis  Global Production and SIRE Market Share  Historical and Projected Global Soda Ash Consumption Volumes and SIRE Market Share  (metric tons in millions)  2.2  2.3  2.3  2.4  2.5  2.5  2.4  2.5  2.0  2.6  2.5  2.5  2.4  2.2  51.2  51.3  52.3  53.1  53.8  56.4  56.7  59.4  56.5  59.7  62.1  64.0  65.8  53.4  53.5  54.6  55.5  56.3  58.9  59.0  61.9  58.5  62.3  64.7  66.5  68.2  69.9  4.2%  4.2%  4.2%  4.3%  4.4%  4.2%  4.0%  4.0%  3.4%  4.1%  3.9%  3.8%  3.5%  3.2%  67.6  --%  1.0%  2.0%  3.0%  4.0%  5.0%  6.0%  7.0%  --  10.0  20.0  30.0  40.0  50.0  60.0  70.0  80.0  2012A 2013A 2014A 2015A 2016A  SIRE  2017A 2018A 2019A 2020A 2021A 2022E 2023E 2024E 2025E  Rest of World SIRE Global Volume Market Share  Source: SIRE Financial Projections, IHS Markit, U.S. Geological Survey  20

 Confidential – Preliminary and Subject to Change  SIRE Situation Analysis  Deca Rehydration  Commentary  Historical Ore-to-Ash Ratio  331  317  188  350  296 296  150  -- --  150 150  50  --  250  200  150  100  400  350  300  '18A '19A '20A '21A '22E '23E '24E '25E '26E '27E '28E  SIRE’s surface site includes a network of natural ponds used to recapture soda ash lost in processing trona through a process called deca rehydration   During trona processing, an evaporative crystallizer technology is employed to refine and reuse soda ash throughout the purification process. A concentrated aqueous solution is introduced to maintain the purity and quality of the refined soda ash product. Run-off from this stream flows to the facility’s pond network   SIRE developed a solution to reduce the capacity of these ponds and recover purified soda ash crystals (chemically, sodium carbonate decahydrate) to be used as an additional feedstock for trona ore during processing  The Partnership considers its ore-to-ash ratio (i.e., tons of trona ore needed to produce one ton of soda ash) a key operating performance metric   A lower ratio results in lower costs and improved efficiency  After introducing deca rehydration in 2009, the Partnership reduced its ore-to-ash ratio by 11% over the next three years   Deca rehydration also reduced the energy consumption required per ton of soda ash produced  Over the past several years, SIRE has utilized its reserves of deca from the ponds at a rate above SIRE management’s estimated rate of natural replenishment   Management expects to reduce deca consumption (and the production capacity associated with deca rehydration) beginning in 2024 to alleviate this depletion  Management estimates that SIRE’s stable, long-term deca rehydration-based production capacity is approximately 150,000 mtpa  Historical and Projected  Deca Sales Volumes (Thousand Metric Tons)  1.80  1.74  1.61 1.60  1.56 1.59  1.52 1.52 1.50 1.50 1.54 1.51  1.60  1.56 1.58  1.00  1.20  1.40  1.60  1.80  2.00  2008 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 2020 2021 1H22  SIRE Management 150,000 Metric Ton Estimated Annual Replenishment  Source: SIRE Financial Projections, SIRE management  21

 Confidential – Preliminary and Subject to Change  25.14 23.72 23.59 21.03 26.25 30.21 26.84 27.45 28.07 28.70 29.34  27.11  27.09  32.41  28.83  32.55  35.25  37.67  41.07 42.30 41.17 42.40  10.50 10.96  9.29  6.01  7.99  8.54  7.92  7.66  7.35  4.02  3.90  4.50  3.23  7.00  4.76  4.86  4.97  5.09 5.20  7.48 7.48  5.32  24.27 22.62 22.29  25.64  28.34  32.98 31.90 30.56 28.18 30.43  31.12  55.59 63.34  41.16  43.42  72.27 70.80 62.29  58.89  57.02 51.47  151.62  146.63  133.24  128.17 70.74  172.87  184.00180.00  174.00170.00170.00167.00  $--  $20  $40  $60  $80  $100  $120  $140  $160  $180  $200  2018A 2019A 2020A 2021A 2022E 2023E 2024E 2025E 2026E 2027E 2028E  17.1%  15.6%  17.7%  16.4%  15.2%  16.4% 14.9%  15.8%  16.5%  16.9%  17.6%  18.5%  17.9%  24.3%  22.5%  18.8%  19.2%  20.9%  23.6%  24.9%  24.2%  25.4%  7.2%  7.2%  7.0%  4.6%  4.6%  4.4%  4.4%  4.4%  4.4%  2.7%  2.6%  3.4%  4.7% 4.0% 2.6% 2.7% 4.4%  3.0%  3.1%  3.2%  16.6%  14.9%  16.7%  20.0%  16.4% 17.9% 17.7%  2.5% 2.9%  17.6%  16.6% 17.9%  18.6%  37.9%  41.8%  30.9%  33.9%  40.9%  39.3%  39.3%  35.8%  34.6%  33.5%  30.8%  --%  10%  20%  30%  40%  50%  60%  70%  80%  90%  100%  2018A 2019A 2020A 2021A 2022E 2023E 2024E 2025E 2026E 2027E 2028E  Historical and Projected Margin per Ton Analysis  Per SIRE management, Sisecam Wyoming receives a net price plus payment for freight costs incurred with freight treated as a pass- through cost  A review of gross margin excluding freight cost reveals that margin compression is primarily driven by increased personnel costs and reduced net price   Per the SIRE Financial Projections, gross profit per metric ton is projected to decline from $70.74 to $51.47, or 27.2%   Reduced net price represents 8.3% of the 27.2% margin compression from 2022E to 2028E, or a decrease of $172.87 to $167.00   Of the remaining 18.9% of margin compression between 2022E and 2028E, personnel costs are the key driver  SIRE Situation Analysis  Historical and Projected Margin Trend (Excluding Freight)  Gross Profit per Metric Ton ($ / mt)  2022E – 2028E  Margin Degradation  Gross Profit as % of Net Revenue  37.1%  2018A−2022E Avg. Gross Margin  (27.2%)  (18.9%)  % of Margin Degradation  Energy  Personnel  Royalties  Production Taxes  22  Other  Gross Profit  Source: SIRE management  (3.9%)  2.4%  0.9%  (13.9%)  (4.4%)  Net Realized Price:  $172.87 to  $167.00, or  (8.3%)  Margin Degradation

 Confidential – Preliminary and Subject to Change  SIRE Situation Analysis  Natural Gas Consumption and Realized Price  Source: SIRE management, SIRE Financial Projections  Fixed Utilities per ton for 2024E and thereafter is calculated indirectly as management’s total energy cost per ton projection less projected natural gas and electricity costs per ton, both of which are based on separately provided usage and cost assumptions independent from management’s financial model  Henry Hub reflects EIA-reported spot prices through 8/31/22 and the NYMEX futures curve as of 8/31/22 from September 2022 and thereafter  $11.60  $11.33  $11.68  $11.26  $16.90  $20.30  $19.59  $19.51  $19.08  $20.32  $20.32  $3.36  $3.25  $2.87  $2.98  $4.28  $5.23  $4.97  $4.88  $4.77  $5.16  $5.16  $10.18  $9.14  $9.04  $6.79  $5.07  $4.67  $2.28  $3.05  $4.21  $3.22  $3.87  $25.14  $23.72  $23.59  $21.03  $26.25  $30.21  $26.84  $27.45  $28.07  $28.70  $29.34  Historical and Projected Energy Costs  Energy Costs by Source ($ / Metric Ton)  $35.00  $--  $5.00  $10.00  $15.00  $20.00  $25.00  $30.00  2018A  2019A  2020A  2021A  2022E  2028E  Natural Gas  Electricity  2023E 2024E 2025E 2026E 2027E  Fixed Utilities and Other 1  Electricity Consumption and Realized Price  3.5  3.5  4.1  3.8  3.9  3.9  3.9  4.0 4.0  3.9 3.9  $0  $2  $4  $6  $8  $10  0  1  2  3  4  5  '18A  Price ($/MMBtu)  Consumption (MMBtu/mt)  '19A '20A '21A '22E '23E '24E '25E '26E '27E '28E  Consumption Actual and Projected Price Henry Hub2  197  181  154  122  126 126 126 126 126 126 126  $0.08  $0.07  $0.06  $0.05  $0.04  $0.03  $0.02  $0.01  $0.00  0  50  100  150  200  250  Price ($/kWh)  Consumption (kWh/mt)  '18A '19A '20A '21A '22E '23E '24E '25E '26E '27E '28E  Consumption3 Actual and Projected Price EIA NWPP Industrial End-Use  3.  Electricity consumption (i) reflects management-reported historical usage through 6/30/22 and (ii) assumes usage per metric ton is constant with 1H22A for projection periods  23

 Confidential – Preliminary and Subject to Change  SIRE Situation Analysis  Personnel Cost Drivers  $27.11  $27.09  $32.41  $28.83  $32.55  $35.25  $37.67  $41.07  $42.30  $41.17  Historical and Projected Personnel Costs  Personnel Cost per Ton ($ / Metric Ton)  $50.00  $20.00  $10.00  $--  $30.00  $40.00  446  452  444  444  454  444 444  440  440  444  444  $144  $150  $147  $166  $185  $195  $201  $207  $213  $220  $226  $--  $50  $100  $150  $200  $250  $300  --  100  200  300  400  500  2018A  2019A  2020A  2021A  2022E  2023E 2024E 2025E  Avg. Fully-Loaded Cost ($K/employee/year)  2026E  2027E  2028E  Fully-Loaded Cost ($K/employee/yr)  Employees  Employees  Source: SIRE Financial Projections, SIRE Management  24

 Confidential – Preliminary and Subject to Change  45.9  30.3  7.4  43.3  53.1  48.8  41.6  37.7 39.3  32.8  44.1  29.2  20.6  41.6  51.0  46.9  40.0  36.2  37.8  31.5  $90.0  $59.5  $14.5  7.1 21.4  $42.0  $85.0  $104.0  $95.8  $81.5  $74.0  $77.1  $64.2  $--  $25  $50  $75  $100  $125  $150  2018A 2019A 2020A 2021A 2022E 2023E 2024E 2025E 2026E 2027E 2028E  Distributions to SIRE Distributions to NRP  SIRE Situation Analysis  Summary of the SIRE Financial Projections  Sales Volumes and Net Realized Pricing  Sales Volumes Net Realized Pricing  Sisecam Wyoming Distributed Cash Flow  Net Debt / EBITDA  ($ in millions, except per mt amounts)  1.37x  1.94x  2.75x  1.10x  1.10x  1.10x  Sisecam Wyoming Distribution Coverage  1.49x 1.48x 1.25x 1.25x 1.10x  0.96  0.79  0.85  1.18  1.17  1.26  1.19  1.11 1.11  1.19 1.19  1.41  1.71  1.16  1.37  1.35  1.26  1.19  1.11 1.11  1.19 1.19  2.37  2.50  2.02  2.55  2.52 2.52  2.37  2.22 2.22  2.37 2.37  $--  $50  $100  $150  $200  $250  --  0.50  1.00  1.50  2.00  2.50  3.00  '20A  '21A  '22E  ($ per metric ton)  (mtpa in millions)  '18A '19A  Domestic  Export  '23E '24E '25E '26E '27E '28E  Average Domestic  Export  Sisecam Wyoming Adjusted EBITDA  71.0 70.3  32.8  46.3  79.0 80.6  75.2  59.9  55.8 57.8  50.9  68.2 67.6  31.5  44.5  75.9  77.4  72.3  57.5  53.6  55.6  48.9  $139.3 $137.9  $64.3  $90.8  $154.9 $158.0  $147.5  $117.4 $109.4 $113.4  $99.7  $--  $25  $50  $75  $100  $125  $150  $175  $200  2018A 2019A 2020A 2021A 2022E 2023E 2024E 2025E 2026E 2027E 2028E  SIRE's Share (51%) NRP's Share (49%)  0.6x  0.8x  2.0x  1.3x  0.7x  0.6x  0.3x  0.3x  0.2x  0.2x  0.2x  --x  0.5x  1.0x  1.5x  2.0x  2.5x  2018A 2019A 2020A 2021A 2022E 2023E 2024E 2025E 2026E 2027E 2028E  Net Debt / EBITDA  Source: SIRE Financial Projections  25

 Confidential – Preliminary and Subject to Change  SIRE Situation Analysis  Source: SIRE Financial Projections  26  SIRE Financial Projections – Sisecam Wyoming EBITDA  2023E  2024E  2025E  2026E  2027E  2028E  Domestic Sales Volumes (mt)  1.26  1.19  1.11  1.11  1.19  1.19  Export Sales Volumes (mt)  1.26  1.19  1.11  1.11  1.19  1.19  Sales Volumes (mt)  2.52  2.37  2.22  2.22  2.37  2.37  Volume Growth (%)  (0.1%)  (5.8%)  (6.4%)  --%  6.8%  --%  Domestic Gross Revenue  $344.1  $330.4  $310.7  $314.5  $339.9  $344.2  Export Gross Revenue  440.9  407.7  374.4  369.5  398.9  396.2  Gross Revenue  $784.9  $738.0  $685.2  $683.9  $738.8  $740.3  Domestic Freight  ($132.7)  ($128.8)  ($124.2)  ($127.9)  ($140.7)  ($145.0)  Export Freight  (189.3)  (182.4)  (174.6)  (178.5)  (195.0)  (199.3)  Freight Costs  ($321.9)  ($311.2)  ($298.8)  ($306.5)  ($335.7)  ($344.3)  Domestic Net Revenue  $211.4  $201.6  $186.5  $186.5  $199.2  $199.2  Export Net Revenue  251.6  225.3  199.8  191.0  203.9  196.8  Net Revenue  $463.0  $426.9  $386.4  $377.5  $403.1  $396.0  Average Net Realized Price  $184.00  $180.00  $174.00  $170.00  $170.00  $167.00  Energy Costs  (76.0)  (63.7)  (60.9)  (62.3)  (68.1)  (69.6)  Personnel Costs  (88.7)  (89.3)  (91.2)  (93.9)  (97.6)  (100.6)  Royalties  (21.5)  (18.8)  (17.0)  (16.6)  (17.7)  (17.4)  Severance & Ad Valorem Taxes  (12.0)  (11.5)  (11.0)  (11.3)  (12.3)  (12.6)  Other  (83.0)  (75.6)  (67.9)  (62.6)  (72.2)  (73.8)  Cost of Goods Sold  ($281.2)  ($259.0)  ($248.0)  ($246.7)  ($267.9)  ($274.0)  Gross Profit  $181.8  $167.9  $138.3  $130.8  $135.2  $122.1  Gross Margin (% of Net Revenue)  39.3%  39.3%  35.8%  34.6%  33.5%  30.8%  Operating Expenses  (23.8)  (20.4)  (20.9)  (21.4)  (21.9)  (22.3)  Sisecam Wyoming EBITDA  $158.0  $147.5  $117.4  $109.4  $113.4  $99.7  EBITDA Margin (% of Net Revenue)  34.1%  34.5%  30.4%  29.0%  28.1%  25.2%   For the Years Ending December 31,   ($ in millions)

 Confidential – Preliminary and Subject to Change  SIRE Situation Analysis  Source: SIRE Financial Projections  27  SIRE Financial Projections – Sisecam Wyoming Cash Flow Summary  ($ in millions)  Sisecam Wyoming Distributable Cash Flow  Sisecam Wyoming EBITDA  $158.0  $147.5  $117.4  $109.4  $113.4  $99.7  Less: Cash Interest Expense  (2.4)  (1.6)  (1.0)  (0.7)  (0.6)  (0.5)  Less: Maintenance Capital Expenditures  (25.6)  (26.1)  (26.7)  (27.3)  (27.9)  (28.6)  Distributable Cash Flow  $130.0  $119.7  $89.7  $81.4  $84.8  $70.7  Sisecam Wyoming Distributed Cash Flow  Distributions to SIRE (51.0%)  $53.1  $48.8  $41.6  $37.7  $39.3  $32.8  Distributions to NRP (49.0%)  51.0  46.9  40.0  36.2  37.8  31.5  Distributed Cash Flow  $104.0  $95.8  $81.5  $74.0  $77.1  $64.2  Distributable Cash Flow Surplus / (Shortfall)  $26.0  $23.9  $8.2  $7.4  $7.7  $6.4  Sisecam Wyoming Coverage Ratio  1.25x  1.25x  1.10x  1.10x  1.10x  1.10x   For the Years Ending December 31,    2023E 2024E 2025E 2026E 2027E 2028E

 Confidential – Preliminary and Subject to Change  SIRE Situation Analysis  Source: SIRE Financial Projections  28  SIRE Financial Projections – Sisecam Wyoming Sources and Uses  ($ in millions)  Sources  Distributable Cash Flow Surplus / (Shortfall)  $26.0  $23.9  $8.2  $7.4  $7.7  $6.4  Increase / (Decrease) in Net Working Capital  0.4  15.7  8.2  0.8  (9.8)  (1.0)  Cash from Revolver / (Cash to Revolver)  --  --  --  1.3  5.6  --  Total Sources  $26.4  $39.7  $16.3  $9.5  $3.5  $5.4  Uses  Growth Capital Expenditures  $--  $--  $--  $--  $--  $--  Mandatory Debt Paydown  8.8  9.1  9.3  9.5  3.5  4.7  Discretionary Debt Paydown  33.8  30.6  7.1  --  --  0.7  Cash to (from) Balance Sheet  (16.3)  --  --  --  --  --  Other  --  --  --  --  --  --  Total Uses  $26.4  $39.7  $16.3  $9.5  $3.5  $5.4  Capital Structure  Total Debt  $94.3  $54.7  $38.3  $30.2  $32.3  $26.9  Less: Cash  (5.0)  (5.0)  (5.0)  (5.0)  (5.0)  (5.0)  Net Debt  $89.3  $49.7  $33.3  $25.2  $27.3  $21.9  Net Debt / Adjusted EBITDA  0.6x  0.3x  0.3x  0.2x  0.2x  0.2x   For the Years Ending December 31,    2023E 2024E 2025E 2026E 2027E 2028E

Confidential – Preliminary and Subject to Change

SIRE Situation Analysis

SIRE Financial Projections – SIRE Cash Flow Summary

($ in millions, except per unit amounts)

	2023E	2024E	2025E	2026E	2027E	2028E
Consolidated EBITDA						
Sisecam Wyoming EBITDA	$158.0	$147.5	$117.4	$109.4	$113.4	$99.7
Less: SIRE G&A	(4.0)	(4.0)	(4.0)	(4.0)	(4.0)	(4.0)
SIRE Consolidated EBITDA	**$154.0**	**$143.5**	**$113.4**	**$105.4**	**$109.4**	**$95.7**
EBITDA Attributable to SIRE						
SIRE'S 51% Share of Sisecam Wyoming EBITDA	$80.6	$75.2	$59.9	$55.8	$57.8	$50.9
Less: SIRE G&A	(4.0)	(4.0)	(4.0)	(4.0)	(4.0)	(4.0)
EBITDA Attributable to SIRE	**$76.6**	**$71.2**	**$55.9**	**$51.8**	**$53.8**	**$46.9**
SIRE Distributable Cash Flow						
Distributions from Sisecam Wyoming	$53.1	$48.8	$41.6	$37.7	$39.3	$32.8
Less: SIRE G&A	(4.0)	(4.0)	(4.0)	(4.0)	(4.0)	(4.0)
Distributable Cash Flow	**$49.1**	**$44.8**	**$37.6**	**$33.7**	**$35.3**	**$28.8**
Distributed Cash Flow						
Sisecam Chemicals	$35.1	$32.3	$27.1	$24.3	$25.5	$20.7
Public	12.7	11.7	9.8	8.8	9.2	7.5
General Partner	1.3	0.9	0.7	0.7	0.7	0.6
Distributed Cash Flow	**$49.1**	**$44.8**	**$37.6**	**$33.7**	**$35.3**	**$28.8**
Unit Ownership						
Sisecam Chemicals	14.6	14.6	14.6	14.6	14.6	14.6
Public	5.2	5.2	5.2	5.2	5.2	5.2
General Partner	0.4	0.4	0.4	0.4	0.4	0.4
Total Units Outstanding	**20.2**	**20.2**	**20.2**	**20.2**	**20.2**	**20.2**
Distributable Cash Flow per LP Unit	**$2.41**	**$2.22**	**$1.86**	**$1.67**	**$1.75**	**$1.42**
Distribution per LP Unit	**2.41**	**2.22**	**1.86**	**1.67**	**1.75**	**1.42**
Distributable Cash Flow Surplus / (Shortfall)	**$--**	**$--**	**$--**	**$--**	**$--**	**$--**

Source: SIRE Financial Projections

EVERCORE

29

ŞİŞECAM

 Confidential – Preliminary and Subject to Change  IV. Preliminary Valuation of SIRE Common Units

 Confidential – Preliminary and Subject to Change  Preliminary Valuation of SIRE Common Units  Source: SIRE Financial Projections, SIRE management  30  Sensitivity Case – Assumptions  Net Realized Pricing  Domestic and export net pricing reflects IHS netback forecasts less $26.00 and $39.00 per metric ton,  respectively, from 2022E to 2028E   Discounts informed by the 2018A−2020A average difference between IHS pricing and SIRE realized pricing  Soda Ash Volumes  Same as SIRE Financial Projections  Operating Costs  Non-freight operating costs as a percentage of net revenue are assumed to be:   Consistent with SIRE Financial Projections as a percentage of net revenue for 2023E and 2024E; resulting in gross margins of 39.3% in each year   Gross Margin adjusted to 37.1% in 2025E and thereafter, in line with the five-year trailing average gross margin through 2022E  Capital Expenditures  Same as SIRE Financial Projections  Debt  Same as SIRE Financial Projections

 Confidential – Preliminary and Subject to Change  COVID-19 Impacted  $50  $75  $100  $125  $150  $200  $175  $225  2012A  2013A  2014A  2019A  2020A 2021A  COVID-19 Impacted  $50  $75  $100  $125  $175  $150  $200  $225  2012A 2013A 2014A 2015A 2016A 2017A 2018A  2019A  2020A  2021A  Exports  SIRE Net Realized Price Differential to IHS  Preliminary Valuation of SIRE Common Units  Historical Net Realized Pricing Trends – SIRE vs. IHS  Historical and Projected Soda Ash Pricing Trends – Domestic Sales vs. Exports  ($ per metric ton)  Source: SIRE management, IHS  Note: SIRE netback pricing for domestic sales and exports is expressed as the gross realized price less the freight cost per metric ton sold, respectively, by sales channel  SIRE Export, Net pricing based on the weighted average of ANSAC and Direct Export net realized pricing. ANSAC and direct export accounted for 97.6% and 2.4% of export volumes in 2020A and 52.1% and 47.9% of export volumes in 2021A, respectively  Calculated as $115.94 ANSAC Export price less $158.72 IHS Export price  Calculated as $107.49 Direct Export price less $158.72 IHS Export price  Domestic Sales  $20.27  $11.17  $4.80  SIRE Net Realized Price Differential to IHS  ($3.09) ($11.74) ($17.91) ($22.62)  2015A 2016A 2017A 2018A  ($19.01)  ($35.99)  ($42.58)  ($29.65)  ($31.16)  ($35.00)  ($42.78)  ($37.70)  Per SIRE management guidance, the appropriate differential vs. IHS is the 3-year average from 2018A to 2020A, which is ($26) for domestic sales and, assuming a 2020A export differential based only on realized direct export pricing, ($39) for exports  Legend  SIRE Domestic, Net IHS Domestic, Net Domestic Net Price  Legend  SIRE Export, Net1 IHS Export, Net Based on ANSAC  Based on Direct Export  ($51.23)  ($26.41)  ($32.88)  ($29.02)  ($32.00)  ($25.26)  2  31  3

 Confidential – Preliminary and Subject to Change  34.6%  33.5%  30.8%  39.3% 39.3%  39.3% 39.3%  35.8% 37.1%  37.1%  37.1%  37.1%  2023E  2024E  2025E 2026E  2027E  2028E  $76.6  $71.2  $55.9  $51.8  $53.8  $46.9  $86.7  $88.8  $73.3  $70.8  $72.3  $70.6  2023E  2024E  2025E  2026E  2027E  2028E  $2.41  $2.22  $1.86  $1.67  $1.75  $1.42  $2.73  $2.80  $2.59  $2.50  $2.55  $2.48  2023E  2024E  2025E  2026E  2027E  2028E  Preliminary Valuation of SIRE Common Units  SIRE Financial Projections vs. Sensitivity Case  SIRE Financial Projections Sensitivity Case  EBITDA  Attributable to SIRE  DCF / LP Unit  % Gross Margin  ($ in millions, except per unit amounts)  32  Source: SIRE Financial Projections, SIRE management

Confidential – Preliminary and Subject to Change

Preliminary Valuation of SIRE Common Units

Valuation Methodologies

- Evercore utilized the following methodologies to analyze the value of SIRE's Common Units:

Methodology	Description	Metrics / Assumptions
Discounted Cash Flow Analysis	■ Values SIRE Common Units based on the concepts of the time value of money ■ Using management's projections, Evercore: ▶ Utilized varying WACC discount rates and terminal values to derive valuation ranges for the SIRE Common Units ▶ Cash flows were discounted using WACC given allocated EBITDA-based cash flows ▶ Calculated terminal values based on a range of multiples of EBITDA as well as assumed perpetuity growth rates	■ Discounted the projected cash flows to assumed effective date of December 31, 2022 ■ WACC based on the Capital Asset Pricing Model ("CAPM") ■ Unitholder effective tax rate of 29.6% (80.0% of 37.0% top bracket) from 2023E to 2025E and 37.0% thereafter ■ For the terminal value, tax depreciation assumed to equal maintenance capital expenditures ■ EBITDA exit multiple of 5.5x to 8.0x and a perpetuity growth rate of 0.5% to 1.5%
Peer Group Trading Analysis	■ Values SIRE Common Units based on peer group's current market enterprise value multiples of relevant EBITDA ■ Peer group selected based on assets similar to those owned by SIRE	■ Enterprise value / EBITDA multiples applied to 2023E and 2024E Adjusted EBITDA
Precedent M&A Transaction Analysis	■ Values SIRE Common Units based on transactions involving assets and businesses similar to those owned by SIRE	■ Transaction value / EBITDA multiples applied to 2023E EBITDA
Discounted Distributions Analysis	■ Values SIRE Common Units based on the present value of the future cash distributions to SIRE Common Unitholders	■ Discounted projected distributions to assumed effective date of December 31, 2022 ■ Terminal yield range of 8.0% to 12.0% ▶ Cost of equity of 8.5% to 10.5% based on CAPM
Premiums Paid Analysis	■ Implied value of SIRE Common Units based on historical premiums paid in selected relevant cash midstream mergers	■ Selected premiums paid range applied to 1-day prior spot price and 30-day VWAP

For Reference Only

EVERCORE
33
ŞİŞECAM

 Confidential – Preliminary and Subject to Change  Discounted Cash Flow Analysis  Peer Group Trading Analysis  Precedent M&A Transactions Analysis  EBITDA Exit Multiple  Perpetuity Growth  2023E EBITDA  2024E EBITDA  2023E EBITDA  EBITDA Exit Multiple:  5.5x - 8.0x  Perpetuity Growth Rate: 0.5% - 1.5%  2023E EBITDA Multiple: 5.0x - 7.5x  2024E EBITDA Multiple:  4.5x - 7.0x  2023E EBITDA Multiple: 6.0x - 8.5x  Discount Rate: WACC of 8.0% - 9.0%  Terminal Yield of: 8.0% - 12.0%  Equity Cost of Capital of: 8.5% - 10.5%  1-Day Spot Premium 20.0% - 35.0%  30-Day VWAP Premium 20.0%-30.0%  Premiums Paid Analysis  Discounted Distributions Analysis  $15.09  $22.89  $14.15  $23.34  $16.04  $18.54  $12.94  $16.87  $19.83  $22.83  $15.29  $23.19  $19.77  $29.66  $17.19  $28.52  $25.52  $29.27  $21.75  $27.86  $29.32  $33.56  $20.08  $31.42  $--  $5.00  $10.00  $15.00  $20.00  $25.00  $30.00  $35.00  $50.00  $45.00  $40.00  $21.44  $24.23  Preliminary Valuation of SIRE Common Units  Consideration:  $24.00  SIRE Financial Projections vs. Sensitivity Case  FOR REFERENCE ONLY  SIRE Financial Projections Sensitivity Case  34

 Confidential – Preliminary and Subject to Change  A. Preliminary Valuation Detail – SIRE Financial Projections

 Confidential – Preliminary and Subject to Change  Source: SIRE Financial Projections  51% of Sisecam Wyoming EBITDA less $4.0 million SIRE G&A  2023E tax DD&A assumes 100.0% bonus depreciation calculated as the midpoint of the enterprise value range plus 80.0% bonus depreciation on 2023E capital expenditures; bonus depreciation phase-down on capital expenditures in 2024E (60.0%), 2025E (40.0%) and 2026E (20.0%)  Assumes unitholder tax rate of 29.6% from 2023E to 2025E and 37.0% thereafter  Includes 2.0% general partner interest, economically equivalent to 399,000 LP Units at current quarterly distribution  Sisecam Wyoming EBITDA  $158.0  $147.5  $117.4  $109.4  $113.4  $99.7  $46.9 1  $99.7  Less: Tax Depreciation and Amortization2  (413.9)  (52.9)  (45.0)  (41.2)  (39.5)  (39.9)  (28.6)  EBIT  ($255.8)  $94.5  $72.4  $68.2  $73.8  $59.8  $71.1  Less: Cash Taxes3  --  (5.6)  (4.3)  (5.0)  (5.5)  (18.9)  (26.3)  EBIAT  ($255.8)  $89.0  $68.1  $63.1  $68.4  $40.9  $44.8  Plus: Tax Depreciation and Amortization  413.9  52.9  45.0  41.2  39.5  39.9  28.6  Less: Capital Expenditures  (25.6)  (26.1)  (26.7)  (27.3)  (27.9)  (28.6)  (28.6)  Less: Changes in NWC  0.4  15.7  8.2  0.8  (9.8)  (1.0)  -  Sisecam Wyoming Unlevered Free Cash Flow  $132.8  $131.4  $94.6  $77.8  $70.1  $51.2  $44.8  SIRE Interest in Sisecam Wyoming  51.0%  51.0%  51.0%  51.0%  51.0%  51.0%  51.0%  SIRE Share of Sisecam Wyoming Unlevered Free Cash Flow  $67.7  $67.0  $48.2  $39.7  $35.8  $26.1  $22.9  Less: SIRE G&A  (4.0)  (4.0)  (4.0)  (4.0)  (4.0)  (4.0)  (4.0)  SIRE Unlevered Free Cash Flow  $63.7  $63.0  $44.2  $35.7  $31.8  $22.1  $18.9  EBITDA Multiple / Perpetuity Growth Rate  6.8x  1.0%  Implied Terminal Value  $316.3  −  $254.0  Present Value of Terminal Value @ 8.5% Discount Rate  Plus: Present Value of Unlevered Free Cash Flow @ 8.5% Discount Rate  193.9  − 216.0  155.7  Implied Enterprise Value  $409.8  −  $371.6  Less: Net Debt as of December 31, 2022 (SIRE's 51% Share)  (59.0)  Implied Equity Value  $350.8  −  $312.6  SIRE LP Units Outstanding4  20.2  Implied SIRE LP Unit Value  $17.37  −  $15.48   For the Years Ending December 31,   Exit  Perpetuity   2023E 2024E 2025E 2026E 2027E 2028E    Multiple    Growth   Discounted Cash Flow Analysis  Preliminary Valuation Detail – SIRE Financial Projections  Terminal Exit Multiple  Perpetuity Growth Rate  WACC  Unit Price  4.25x  5.50x  6.75x  8.00x  9.25x  WACC  --%  0.5%  1.0%  1.5%  2.0%  7.5%  $14.31  $16.31  $18.31  $20.26  $22.14  7.5%  $16.15  $16.81  $17.57  $18.46  $19.46  Sensitivity  8.0%  13.93  15.89  17.83  19.77  21.64  8.0%  15.24  15.81  16.45  17.19  18.06  Analysis  8.5%  13.58  15.48  17.37  19.26  21.14  8.5%  14.44  14.93  15.48  16.11  16.83  9.0%  13.24  15.09  16.93  18.76  20.60  9.0%  13.72  14.15  14.62  15.16  15.77  9.5%  12.92  14.71  16.50  18.29  20.07  9.5%  13.07  13.44  13.86  14.32  14.85  ($ in millions, except per unit amounts)

 Confidential – Preliminary and Subject to Change  Preliminary Valuation Detail – SIRE Financial Projections  Peer Group Trading Analysis  Source: Public filings and FactSet  Note: No peer group company is directly comparable to SIRE  % of 52-Week  Partnership / Corporation  Price 1/26/23  High  Equity Value  ($ in millions, except per share/unit amounts)  Enterprise EV / EBITDA Net Debt / Soda Ash Value 2022E 2023E 2024E 2023E EBITDA % Revenue   1.  As of January 26, 2023  36  Chemical Companies with Soda Ash Operations  Ciech SA  $11.16  98.4%  $588  $910  4.6x  5.2x  4.9x  1.6x  40.9%  Genesis Energy, L.P.  11.85  88.2%  1,453  6,069  8.6  8.0  7.5  4.8  30.3%  Solvay SA  114.67  89.6%  11,829  14,568  4.2  5.1  4.9  0.8  15.4%  Tata Chemicals Limited  11.65  77.3%  2,969  3,797  9.2  8.4  8.0  1.7  52.4%  Türkiye Sise ve Cam Fabrikalari A.S.  2.20  88.3%  6,512  8,567  7.5  6.2  5.3  1.1  30.0%  Mean  6.8x  6.6x  6.1x  2.0x  33.8%  Median  7.5  6.2  5.3  1.6  30.3%  Other MLPs  Alliance Resource Partners, L.P.  $20.52  74.3%  $2,685  $2,843  3.1x  2.6x  2.2x  0.2x  --%  Natural Resource Partners L.P.  54.16  98.6%  746  1,508  NM  NM  NM  NM  14.7%  Mean  3.1x  2.6x  2.2x  0.2x  7.3%  Median  3.1  2.6  2.2  0.2  7.3%  1

 Confidential – Preliminary and Subject to Change  Preliminary Valuation Detail – SIRE Financial Projections  Peer Group Trading Analysis (cont’d)  ($ in millions, except per unit amounts)  2023E EBITDA Attributable to SIRE Relevant EBITDA Multiple  5.0x  $76.6 –  7.5x  Implied Enterprise Value Based on 2023E Adjusted EBITDA  $383.0  –  $574.5  Less: Net Debt as of December 31, 2022 (SIRE's 51% Share)  (59.0)  Implied SIRE Equity Value  SIRE LP Units Outstanding1  $324.0  –  20.2  $515.5  Implied SIRE Unit Price Range - 2023E Adjusted EBITDA  $16.04  –  $25.52  2024E EBITDA Attributable to SIRE  Relevant EBITDA Multiple  4.5x  $71.2  –  7.0x  Implied Enterprise Value Based on 2024E Adjusted EBITDA  $320.4  –  $498.4  Less: Net Debt as of December 31, 2022 (SIRE's 51% Share)  (59.0)  Implied SIRE Equity Value  SIRE LP Units Outstanding1  $261.4  –  20.2  $439.4  Implied SIRE Unit Price Range - 2024E Adjusted EBITDA  $12.94  –  $21.75  Source: SIRE Financial Projections  1.  Includes 2.0% general partner interest, economically equivalent to 399,000 LP Units at current quarterly distribution  37

Confidential – Preliminary and Subject to Change

Preliminary Valuation Detail – SIRE Financial Projections

Precedent M&A Transactions Analysis

($ in millions, except per unit amounts)

Precedent Green River Basin Soda Ash Transactions[1]

Date Announced	Acquiror / Target (Seller)	Transaction Value	Transaction Value / EBITDA
05/2022	Solvay SA / Remaining 20% interest in Solvay Soda Ash Joint Venture (AGC)	$120.0	5.3x
12/2021	Sisecam Chemicals USA Inc. / 60% stake in Ciner Resources Corporation (Ciner Enterprises)	300.0	9.7
12/2019	Valley Holdings Inc. (Tata Chemials) / Remaining 25% in Tata Chemicals (Soda Ash) Partners Holdings (The Andover Group, Inc.)	195.0	7.7
08/2017	Genesis Energy, L.P. / 100% of Tronox's Alkali Business, including trona mining, production and marketing assets (Tronox Limited)	1,325.0	8.0
07/2015	Park Holding A.S. (Ciner Group) / 73% LP interest, 2% GP interest and related IDRs in OCI Resources LP (OCI Company Ltd.)	429.0	9.5
02/2015	Tronox US Holdings Inc. / FMC's Alkali Chemicals business (FMC Corporation)	1,640.0	9.0
10/2014	FMC Corporation / Remaining 6.25% minority interest in FMC Wyoming Corp. (Sumitomo)	95.7	8.4
03/2013	FMC Corporation / Additional 6.25% minority interest in FMC Wyoming Corp. (Nippon Sheet Glass)	80.0	NA
01/2013	Natural Resource Partners LP / 48.51% stake in OCI Wyoming L.P., 20% interest in OCI Wyoming Co. (Anadarko)	310.0	9.0
01/2008	Tata Chemicals Ltd. / General Chemical Industrial Products Inc.	1,005.0	NA
	Min		**5.3x**
	Mean		**8.3**
	Median		**8.7**
	Max		**9.7**

Precedent M&A Transaction Analysis – SIRE Financial Projections

SIRE Share of 2023E EBITDA (Post - SIRE G&A)		$76.6	
Relevant EBITDA Multiple	6.0x	–	8.5x
Implied Enterprise Value Based on 2023E Adjusted EBITDA	**$459.6**	–	**$651.1**
Less: Net Debt as of December 31, 2022 (SIRE's 51% Share)		(59.0)	
Implied Equity Value	**$400.6**	–	**$592.1**
SIRE LP Units Outstanding[2]		20.2	
Implied SIRE Unit Price Range - 2023E Adjusted EBITDA	**$19.83**	–	**$29.32**

Source: Public filings, Wall Street research, SIRE Financial Projections
1. No transaction is directly comparable to the Transaction
2. Includes 2.0% general partner interest, economically equivalent to 399,000 LP Units at current quarterly distribution

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 Confidential – Preliminary and Subject to Change  Preliminary Valuation Detail – SIRE Financial Projections  Discounted Distributions Analysis  SIRE Distribution per LP Unit (Cash, As Paid)1  $2.41  $2.22  $1.86  $1.67  $1.75  $1.42  $1.42  –  $1.42  Terminal Yield2  12.0%  8.0%  Terminal Value  $11.87  $17.80  Equity Cost of Capital Based on CAPM  Present Value @ 7.5% Cost of Equity  $17.07  –  $20.92  Present Value @ 8.5% Cost of Equity  16.45  –  20.08  Present Value @ 9.5% Cost of Equity  15.85  –  19.29  Present Value @ 10.5% Cost of Equity  15.29  –  18.55  Present Value @ 11.5% Cost of Equity  14.76  –  17.84  Implied SIRE Unit Value – Based on CAPM  $15.29  –  $20.08  For the Years Ending   December 31,    2023E 2024E 2025E 2026E 2027E 2028E    Terminal Value Low High  Source: FactSet, SIRE Financial Projections  1. Values LP units based on LP unit distributions and does not consider GP distributions  2.  Based on SIRE’s 52-week yield range of 6.1% to 14.1% with a median of 10.3% and mean of 10.1% as of July 5, 2022  39

Confidential – Preliminary and Subject to Change

Preliminary Valuation Detail – SIRE Financial Projections

For Reference Only

Premiums Paid Analysis

Date Announced	Acquiror / Target	Consideration	Premium[1] 1-Day Prior Spot	Premium[1] 30-Day VWAP
01/06/23	Phillips 66 / DCP Midstream, LP	Cash-for-Unit	20.1%	28.5%
07/28/22	PBF Energy Inc. / PBF Logistics LP[2]	Cash/Stock-for-Unit	32.8%	12.5%
07/25/22	Shell USA, Inc. / Shell Midstream Partners, L.P.	Cash-for-Unit	23.0%	24.7%
06/02/22	Hartree Partners, LP / Sprague Resources LP	Cash-for-Unit	25.2%	24.1%
05/25/22	Höegh LNG Holdings Ltd / Höegh LNG Partners LP	Cash-for-Unit	35.0%	39.4%
05/16/22	Diamondback Energy / Rattler Midstream LP	Stock-for-Unit	17.3%	8.7%
04/22/22	Ergon, Inc. / Blueknight Energy Partners, L.P.	Cash-for-Unit	40.9%	40.7%
12/20/21	BP p.l.c / BP Midstream Partners LP	Stock-for-Unit	10.8%	3.0%
10/27/21	Phillips 66 / Phillips 66 Partners LP	Stock-for-Unit	4.8%	10.6%
10/04/21	Stonepeak Infrastructure Partners / Teekay LNG Partners LP	Cash-for-Unit	8.3%	7.6%
08/23/21	Landmark Dividend / Landmark Infrastructure Partners LP	Cash-for-Unit	38.4%	35.6%
03/05/21	Chevron Corporation / Noble Midstream Partners LP	Stock-for-Unit	16.7%	23.5%
12/15/20	TC Energy Corporation / TC PipeLines, LP	Stock-for-Unit	19.5%	10.0%
07/27/20	CNX Resources Corporation / CNX Midstream Partners	Stock-for-Unit	28.1%	16.1%
02/27/20	Equitrans Midstream Corporation / EQM Midstream Partners, LP	Stock-for-Unit	(1.5%)	(11.2%)
12/17/19	Blackstone Infrastructure Partners / Tallgrass Energy LP	Cash-for-Unit	56.4%	22.7%
10/01/19	Brookfield Business Partners L.P. / Teekay Offshore Partners L.P.	Cash-for-Unit	28.1%	9.8%
05/10/19	IFM Investors / Buckeye Partners, L.P.	Cash-for-Unit	27.5%	22.9%
05/08/19	MPLX LP / Andeavor (Marathon Petroleum Corporation; Andeavor Logistics LP)	Unit-for-Unit	1.8%	0.5%
04/02/19	UGI Corporation / AmeriGas Partners, L.P.	Cash/Stock-for-Unit	13.5%	22.2%
03/18/19	ArcLight Energy Partners Fund V, L.P. / American Midstream, LP	Cash-for-Unit	31.2%	32.0%
02/05/19	SunCoke Energy, Inc. / SunCoke Energy Partners, L.P.	Stock-for-Unit	9.3%	31.2%
All Transactions	**Min**		**(1.5%)**	**(11.2%)**
	Median		**21.6%**	**22.4%**
	Mean		**22.1%**	**18.9%**
	Max		**56.4%**	**40.7%**
Cash-for-Unit	**Min**		**8.3%**	**7.6%**
	Median		**28.1%**	**24.7%**
	Mean		**30.4%**	**26.2%**
	Max		**56.4%**	**40.7%**

Source: Bloomberg, FactSet, Public filings

Note: No transaction is directly comparable to the Transaction

1. VWAP premiums paid are calculated by dividing the value of the offer, defined as the exchange ratio multiplied by the closing price of the acquiror's shares / units on the last trading day prior to announcement plus any cash received, by the 30-trading day VWAP of the target as calculated from the last undisturbed trading day prior to the announcement
2. Based on the closing unit price of $13.35 on June 23, 2022, the last unaffected closing price before public disclosure of the board of directors of PBF Energy Inc.'s adoption of resolutions authorizing certain officers of PBF Energy Inc. to communicate, discuss and negotiate the terms of a potential business transaction with the conflicts committee of the board of directors of PBF Logistics LP's general partner

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 Confidential – Preliminary and Subject to Change  Preliminary Valuation Detail – SIRE Financial Projections  Premiums Paid Analysis (cont’d)  Summary Results – Cash-for-Unit Transactions  For Reference Only  Source: FactSet  41  1-Day Prior Spot Unit Price as of July 5, 2022  1-Day Prior Spot Price Premium  20.0%  $17.95  35.0%  Implied Purchase Pirce based on 1-Day Prior Spot Price Premium  $21.54  −  $24.23  30-Day VWAP as of July 5, 2022 30-Day VWAP Premium  20.0%  $17.87  30.0%  Implied Purchase Pirce based on 30-Day VWAP Premium  $21.44  −  $23.23  Implied Purchase Price Range  $21.44  −  $24.23

 Confidential – Preliminary and Subject to Change  B. Financial Projections and Preliminary Valuation Detail – Sensitivity Case

 Confidential – Preliminary and Subject to Change  Financial Projections and Preliminary Valuation Detail – Sensitivity Case  SIRE Financial Projections, SIRE management  42  Sisecam Wyoming EBITDA – Sensitivity Case  2023E  2024E  2025E  2026E  2027E  2028E  Domestic Sales Volumes (mt)  1.26  1.19  1.11  1.11  1.19  1.19  Export Sales Volumes (mt)  1.26  1.19  1.11  1.11  1.19  1.19  Sales Volumes (mt)  2.52  2.37  2.22  2.22  2.37  2.37  Volume Growth (%)  (0.1%)  (5.8%)  (6.4%)  --%  6.8%  --%  Domestic Gross Revenue  $355.4  $369.5  $345.9  $348.6  $355.1  $363.7  Export Gross Revenue  479.9  456.3  417.7  410.6  442.8  435.3  Gross Revenue  $835.3  $825.8  $763.6  $759.2  $797.9  $799.0  Domestic Freight  ($132.7)  ($128.8)  ($124.2)  ($127.9)  ($140.7)  ($145.0)  Export Freight  (189.3)  (182.4)  (174.6)  (178.5)  (195.0)  (199.3)  Freight Costs  ($321.9)  ($311.2)  ($298.8)  ($306.5)  ($335.7)  ($344.3)  Domestic Net Revenue  $222.7  $240.7  $221.7  $220.7  $214.4  $218.8  Export Net Revenue  290.6  273.9  243.1  232.0  247.8  236.0  Net Revenue  $513.3  $514.6  $464.8  $452.7  $462.2  $454.7  Average Net Realized Price  $204.00  $217.02  $209.33  $203.89  $194.90  $191.75  Energy Costs  (84.3)  (76.8)  (74.4)  (72.4)  (73.9)  (72.8)  Personnel Costs  (98.3)  (107.7)  (106.9)  (104.1)  (106.3)  (104.6)  Royalties  (23.8)  (22.6)  (20.5)  (19.9)  (20.3)  (20.0)  Severance & Ad Valorem Taxes  (13.3)  (13.9)  (14.1)  (13.7)  (14.0)  (13.7)  Other  (92.0)  (91.2)  (76.6)  (74.6)  (76.2)  (74.9)  Cost of Goods Sold  ($311.7)  ($312.2)  ($292.4)  ($284.8)  ($290.7)  ($286.0)  Gross Profit  $201.6  $202.4  $172.4  $168.0  $171.5  $168.7  Gross Margin (% of Net Revenue)  39.3%  39.3%  37.1%  37.1%  37.1%  37.1%  Operating Expenses  (23.8)  (20.4)  (20.9)  (21.4)  (21.9)  (22.3)  Sisecam Wyoming EBITDA  $177.8  $182.0  $151.5  $146.6  $149.6  $146.4  EBITDA Margin (% of Net Revenue)  34.6%  35.4%  32.6%  32.4%  32.4%  32.2%   For the Years Ending December 31,   ($ in millions)

 Confidential – Preliminary and Subject to Change  Financial Projections and Preliminary Valuation Detail – Sensitivity Case  Sisecam Wyoming Cash Flow Summary – Sensitivity Case   For the Years Ending December 31,    2023E 2024E 2025E 2026E 2027E 2  Sisecam Wyoming Distributable Cash Flow  Sisecam Wyoming EBITDA  $177.8  $182.0  $151.5  $146.6  Less: Cash Interest Expense  (2.4)  (1.4)  (0.7)  Less: Maintenance Capital Expenditures  (25.6)  (26.1)  Distributable Cash Flow  $149.8  $154.4  Sisecam Wyoming Distributed Cash Flow  Distributions to SIRE (51.0%) Distributions to NRP (49.0%)  Distributed Cash Flow  Distributab  Sis  ($ in millions)  SIRE Financial Projections, SIRE management  43

 Confidential – Preliminary and Subject to Change  Financial Projections and Preliminary Valuation Detail – Sensitivity Case  SIRE Financial Projections, SIRE management  44  Sisecam Wyoming Sources and Uses – Sensitivity Case  Sources  Distributable Cash Flow Surplus / (Shortfall)  $30.0  $30.9  $11.3  $10.8  $11.0  $10.7  Increase / (Decrease) in Net Working Capital  0.4  15.7  8.2  0.8  (9.8)  (1.0)  Cash from Revolver / (Cash to Revolver)  --  --  --  --  2.3  --  Total Sources  $30.3  $46.6  $19.5  $11.6  $3.5  $9.7  Uses  Growth Capital Expenditures  $--  $--  $--  $--  $--  $--  Mandatory Debt Paydown  8.8  9.1  9.3  9.5  3.5  4.7  Discretionary Debt Paydown  37.8  37.5  10.2  2.1  --  5.0  Cash to (from) Balance Sheet  (16.3)  --  --  (0.0)  0.0  0.0  Other  --  --  --  --  --  --  Total Uses  $30.3  $46.6  $19.5  $11.6  $3.5  $9.7  Capital Structure  Total Debt  $90.4  $43.8  $24.3  $12.7  $11.5  $1.8  Less: Cash  (5.0)  (5.0)  (5.0)  (5.0)  (5.0)  (5.0)  Net Debt  $85.4  $38.8  $19.3  $7.7  $6.5  ($3.2)  Net Debt / Adjusted EBITDA  0.5x  0.2x  0.1x  0.1x  0.0x  (0.0x)   For the Years Ending December 31,    2023E 2024E 2025E 2026E 2027E 2028E   ($ in millions)

Confidential – Preliminary and Subject to Change

Financial Projections and Preliminary Valuation Detail – Sensitivity Case

SIRE Cash Flow Summary – Sensitivity Case

($ in millions, except per unit amounts)

	2023E	2024E	2025E	2026E	2027E	2028E
Consolidated EBITDA						
Sisecam Wyoming EBITDA	$177.8	$182.0	$151.5	$146.6	$149.6	$146.4
Less: SIRE G&A	(4.0)	(4.0)	(4.0)	(4.0)	(4.0)	(4.0)
SIRE Consolidated EBITDA	**$173.8**	**$178.0**	**$147.5**	**$142.6**	**$145.6**	**$142.4**
EBITDA Attributable to SIRE						
SIRE'S 51% Share of Sisecam Wyoming EBITDA	$90.7	$92.8	$77.3	$74.8	$76.3	$74.6
Less: SIRE G&A	(4.0)	(4.0)	(4.0)	(4.0)	(4.0)	(4.0)
EBITDA Attributable to SIRE	**$86.7**	**$88.8**	**$73.3**	**$70.8**	**$72.3**	**$70.6**
SIRE Distributable Cash Flow						
Distributions from Sisecam Wyoming	$61.1	$63.0	$57.5	$55.1	$56.3	$54.6
Less: SIRE G&A	(4.0)	(4.0)	(4.0)	(4.0)	(4.0)	(4.0)
Distributable Cash Flow	**$57.1**	**$59.0**	**$53.5**	**$51.1**	**$52.3**	**$50.6**
Distributed Cash Flow						
Sisecam Chemicals	$39.7	$40.7	$37.7	$36.4	$37.1	$36.1
Public	14.3	14.7	13.6	13.1	13.4	13.0
General Partner	3.1	3.6	2.2	1.6	1.9	1.5
Distributed Cash Flow	**$57.1**	**$59.0**	**$53.5**	**$51.1**	**$52.3**	**$50.6**
Unit Ownership						
Sisecam Chemicals	14.6	14.6	14.6	14.6	14.6	14.6
Public	5.2	5.2	5.2	5.2	5.2	5.2
General Partner	0.4	0.4	0.4	0.4	0.4	0.4
Total Units Outstanding	**20.2**	**20.2**	**20.2**	**20.2**	**20.2**	**20.2**
Distributable Cash Flow per LP Unit	**$2.73**	**$2.80**	**$2.59**	**$2.50**	**$2.55**	**$2.48**
Distribution per LP Unit	**2.73**	**2.80**	**2.59**	**2.50**	**2.55**	**2.48**
Distributable Cash Flow Surplus / (Shortfall)	**$--**	**$--**	**$--**	**$--**	**$--**	**$--**

SIRE Financial Projections, SIRE management

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 Confidential – Preliminary and Subject to Change  4.25x  5.50x  6.75x  8.00x  9.25x  --%  0.5%  1.0%  1.5%  2.0%  $24.67  $27.50  $30.33  $27.79  $29.07  $30.57  24.11  23.48  22.89  26.90  26.33  25.65  29.66  29.01  28.37  26.18  24.70  23.34  27.26  25.69  24.19  28.52  26.75  25.15  7.5%  8.0%  8.5%  9.0%  9.5%  $21.76 21.18  20.64  20.12  19.63  22.32  25.00  27.69  $33.16 32.41  31.69  30.98  30.29  7.5%  8.0%  8.5%  9.0%  9.5%  $26.68 25.23  23.83  22.58  21.46  22.12  22.86  23.69  $32.34 29.98  27.97  26.25  24.63  WACC  WACC  Sisecam Wyoming EBITDA  $177.8  $182.0  $151.5  $146.6  $149.6  $146.4  $70.61  $146.4  Less: Tax Depreciation and Amortization2  (594.2)  (58.0)  (51.4)  (48.9)  (47.1)  (50.5)  (28.6)  EBIT  ($416.4)  $124.0  $100.1  $97.7  $102.5  $95.9  $117.8  Less: Cash Taxes3  --  (7.3)  (5.9)  (7.2)  (7.6)  (7.1)  (43.6)  EBIAT  ($416.4)  $116.6  $94.2  $90.5  $94.9  $88.8  $74.2  Plus: Tax Depreciation and Amortization  594.2  58.0  51.4  48.9  47.1  50.5  28.6  Less: Capital Expenditures  (25.6)  (26.1)  (26.7)  (27.3)  (27.9)  (28.6)  (28.6)  Less: Changes in NWC  0.4  15.7  8.2  0.8  (9.8)  (1.0)  -  Sisecam Wyoming Unlevered Free Cash Flow  $152.6  $164.2  $127.1  $112.8  $104.3  $109.7  $74.2  SIRE Interest in Sisecam Wyoming  51.0%  51.0%  51.0%  51.0%  51.0%  51.0%  51.0%  SIRE Share of Sisecam Wyoming Unlevered Free Cash Flow  $77.8  $83.8  $64.8  $57.5  $53.2  $55.9  $37.8  Less: SIRE G&A  (4.0)  (4.0)  (4.0)  (4.0)  (4.0)  (4.0)  (4.0)  SIRE Unlevered Free Cash Flow  $73.8  $79.8  $60.8  $53.5  $49.2  $51.9  $33.8  EBITDA Multiple / Perpetuity Growth Rate  6.8x  1.0%  Implied Terminal Value  $476.8  −  $455.8  Present Value of Terminal Value @ 8.5% Discount Rate  Plus: Present Value of Unlevered Free Cash Flow @ 8.5% Discount Rate  292.3  − 298.5  279.4  Implied Enterprise Value  $590.8  −  $577.9  Less: Net Debt as of December 31, 2022 (SIRE's 51% Share)  (59.0)  Implied Equity Value  $531.8  −  $518.9  SIRE LP Units Outstanding4  20.2  Implied SIRE LP Unit Value  $26.33  −  $25.69  Terminal Exit Multiple Perpetuity Growth Rate   For the Years Ending December 31,   Exit  Perpetuity   2023E 2024E 2025E 2026E 2027E 2028E    Multiple    Growth   Financial Projections and Preliminary Valuation Detail – Sensitivity Case  Unit Price Sensitivity Analysis  Discounted Cash Flow Analysis – Sensitivity Case  4.  Includes 2.0% general partner interest, economically equivalent to 399,000 LP Units at current quarterly distribution  46  ($ in millions, except per unit amounts)  Source: SIRE Financial Projections  51% of Sisecam Wyoming EBITDA less $4.0 million SIRE G&A  2023E tax DD&A assumes 100.0% bonus depreciation calculated as the midpoint of the enterprise value range plus 80.0% bonus depreciation on 2023E capital expenditures; bonus depreciation phase-down on capital expenditures in 2024E (60.0%), 2025E (40.0%) and 2026E (20.0%)  Assumes unitholder tax rate of 29.6% from 2023E to 2025E and 37.0% thereafter

 Confidential – Preliminary and Subject to Change  Financial Projections and Preliminary Valuation Detail – Sensitivity Case  Peer Group Trading Analysis – Sensitivity Case  2023E EBITDA Attributable to SIRE Relevant EBITDA Multiple  $86.7  5.0x  –  Implied Enterprise Value Based on 2023E Adjusted EBITDA  $433.4  Less: Net Debt as of December 31, 2022 (SIRE's 51% Share) Implied SIRE Equity Value  SIRE LP Units Outstanding1  Implied SIRE Unit Price Range - 2023E Adjusted EBITDA  2024E EBITDA Attributable to SIRE Relevant EBITDA Multiple  Implied Enterprise Value Based on  Less: Net Debt as of Decembe Implied SIRE Equit  SIRE LP Uni  Im  ($ in millions, except per unit amounts)  Source: SIRE Financial Projections, SIRE management  1.  Includes 2.0% general partner interest, economically equivalent to 399,000 LP Units at current quarterly distribution  47

 Confidential – Preliminary and Subject to Change  Financial Projections and Preliminary Valuation Detail – Sensitivity Case  Precedent M&A Transactions Analysis – Sensitivity Case  Precedent M&A Transaction Analysis  SIRE Share of 2023E EBITDA (Post - SIRE G&A)  Relevant EBITDA Multiple  Implied Enterprise Value Based on 2023E Adjusted EBITDA  6.0x  $520.1  $86.7 –  –  8.5x  $736.8  Less: Net Debt as of December 31, 2022 (SIRE's 51% Share)  (59.0)  Implied Equity Value  SIRE LP Units Outstanding1  $461.1  –  20.2  $677.8  Implied SIRE Unit Price Range - 2023E Adjusted EBITDA  $22.83  –  $33.56  Source: Public filings, Wall Street research, SIRE Financial Projections, SIRE management  1.  Includes 2.0% general partner interest, economically equivalent to 399,000 LP Units at current quarterly distribution  48  ($ in millions, except per unit amounts)

 Confidential – Preliminary and Subject to Change  Financial Projections and Preliminary Valuation Detail – Sensitivity Case  2.  Based on SIRE’s 52-week yield range of 6.1% to 14.1% with a median of 10.3% and mean of 10.1% as of July 5, 2022  49  Discounted Distributions Analysis – Sensitivity Case  ($ per unit)  Source: FactSet, SIRE Financial Projections, SIRE management  1. Values LP units based on LP unit distributions and does not consider GP distributions

 Confidential – Preliminary and Subject to Change  Appendix

 Confidential – Preliminary and Subject to Change  Weighted Average Cost of Capital Analysis

 Confidential – Preliminary and Subject to Change  Ciech SA  $11.16  $588.2  $470.5  44.4%  0.74  0.45  Genesis Energy, L.P.  11.85  1,452.6  4,313.0  74.8%  0.94  0.30  Solvay SA  114.67  11,829.4  3,488.8  22.8%  0.65  0.53  Tata Chemicals Limited  11.65  2,968.7  781.4  20.8%  0.56  0.46  CAPM  Türkiye Sise ve Cam Fabrikalari A.S.  2.20  6,512.5  2,201.4  25.3%  0.55  0.43  Mean  37.6%  0.69  0.43  Median  25.3%  0.65  0.45  Unit/Share Price  Market Equity  Total Debt and  Total Debt /  Adjusted  Unlevered  Partnership/Corporation  1/26/23  Value  Preferred Equity  Total Capitalization  Beta 1  Beta 2  Sisecam Resources LP  $137.0  0.44  $23.91 $483.1  3.8%  0.45  25.3%  0.56   Supply-Side MRP Historical MRP   Risk-free Rate 3  Unlevered Beta  Debt / Total Capitalization Adjusted Levered Equity Beta  WACC  Pre-Tax Cost of Debt 7  After-Tax Cost of Debt  WACC 8.1% 8.7%   Debt / Total Cap    0.39 0.44 0.49 0.54   Market Risk Premium 4  Small Company Risk Premium 5  6.2%  2.1%  7.5%  15.0%  20.0%  8.0%  7.9%  8.3%  8.2%  8.6%  8.5%  8.9%  8.8%  Equity Cost of Capital 6  9.3%  10.0%  25.0%  7.8%  8.1%  8.4%  8.6%  6.6%  30.0%  7.7%  8.0%  8.2%  8.5%  4.6%  35.0%  7.6%  7.9%  8.1%  8.4%   Debt / Total Cap    0.39 0.44 0.49 0.54   15.0%  8.4%  8.8%  9.1%  9.5%  20.0%  8.3%  8.7%  9.0%  9.4%  25.0%  8.2%  8.6%  8.9%  9.3%  30.0%  8.1%  8.5%  8.8%  9.1%  35.0%  8.0%  8.4%  8.7%  9.0%  Weighted Average Cost of Capital Analysis  SIRE WACC Analysis – Capital Asset Pricing Model  ($ in millions, except per unit / share amounts)  Note: Capital structure includes effect of dilutive securities and GP interest; does not attribute value to the IDRs  2-year historical raw betas from FactSet; Adjusted Equity Beta calculated as: (0.67) × Raw Beta + (0.33) × 1.0  Unlevered Beta calculated as: Adjusted Equity Beta × (E/(E + D × (1-T)); assumes corporate tax rate of 29.6%  20-year Treasury as of January 26, 2023  Source: Kroll  Kroll for Decile 9, including companies with an equity market capitalization of $190.0 million to $451.8 million  Equity Cost of Capital calculated as: Risk-free rate of 3.8% + (Levered Equity Beta of 0.56 × Market Risk Premium of 6.2% (Supply Side) or 7.5% (Historical) + Small Company Risk Premium of 2.1%  Based on ICE BofA US High Yield Index (BB)  22.1% 0.53  Supply-Side MRP WACC Sensitivity  Historical MRP WACC Sensitivity  50

 Confidential – Preliminary and Subject to Change  Unitholder Tax Analysis

Confidential – Preliminary and Subject to Change

Unitholder Tax Analysis

Illustrative SIRE Unitholder Tax Analysis at $24.00 / unit

- On November 17, 2022, Deloitte LLP (“Deloitte”) provided the SIRE unaffiliated unitholders tax liability by unit acquisition date information, which included the following:
  - **Adjusted Basis** – Represents the weighted average price acquired, plus cumulative income, less cumulative distributions and DD&A from the acquisition date to December 2021
  - **§751 Gain** – Recharacterization of gain or loss on the sale of a partnership interest from capital to ordinary on §751 property owned by the partnership
  - **Net Ordinary Gain / (Loss) per Unit** – Calculated as §751 Gain less Passive Loss Carryover assuming Passive Loss Carryover amounts are 100% available to offset Ordinary Gains
  - **Net Capital Gain / (Loss) per Unit** – Calculated as Total Gain / (Loss) per Unit less §751 Gain
  - **Estimated Taxes** – Calculated based on the Net Ordinary Gain / (Loss) per Unit assuming a 37.0% tax rate and the Net Capital Gain / (Loss) per Unit assuming a 20.0% tax rate

				Total Gain / (Loss) Per Unit			Ordinary Gain / (Loss) Per Unit			Capital Gain / (Loss) Per Unit			Tax Liability Per Unit		
				A	B	C = A - B	D	E	F = D + E	C	D	G = C – D	H = F * T1	I = G * T2	J = H + I
Year	SIRE Units	% of Total Units	Average Purchase Price	Offer Price	Adjusted Basis	Total Gain / (Loss)	751 Gain	Carryover Passive Losses	Net Ordinary Gain / (Loss)	Total Gain / (Loss)	751 Gain	Net Capital Gain / (Loss)	Ordinary Tax Liability	Capital Tax Liability	Total Tax Liability
2013	623,245	10.9%	$18.63	$24.00	$10.58	$13.42	$3.56	$--	$3.56	$13.42	$3.56	$9.87	1.32	1.97	$3.29
2014	212,924	3.7%	21.88	24.00	12.51	11.49	3.57	(0.14)	3.43	11.49	3.57	7.92	1.27	1.58	2.85
2015	181,904	3.2%	21.66	24.00	13.15	10.85	3.59	(0.37)	3.21	10.85	3.59	7.26	1.19	1.45	2.64
2016	341,548	6.0%	25.72	24.00	17.45	6.55	2.75	-	2.75	6.55	2.75	3.80	1.02	0.76	1.78
2017	338,227	5.9%	25.87	24.00	19.06	4.94	2.05	-	2.05	4.94	2.05	2.89	0.76	0.58	1.34
2018	194,136	3.4%	24.84	24.00	19.27	4.73	1.62	(0.01)	1.61	4.73	1.62	3.11	0.60	0.62	1.22
2019	669,299	11.7%	17.77	24.00	14.02	9.98	1.92	(0.20)	1.72	9.98	1.92	8.06	0.64	1.61	2.25
2020	1,416,599	24.8%	11.12	24.00	9.07	14.93	1.28	(0.02)	1.26	14.93	1.28	13.65	0.47	2.73	3.20
2021	1,725,847	30.3%	13.83	24.00	11.52	12.48	0.54	(0.06)	0.49	12.48	0.54	11.94	0.18	2.39	2.57
Total / Wtd. Avg.	5,703,728	100.0%	$16.49	$24.00	$12.26	$11.74	$1.69	($0.06)	$1.62	$11.74	$1.69	$10.06	$0.60	$2.01	$2.61

Source: Deloitte

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 Confidential – Preliminary and Subject to Change  Unitholder Tax Analysis  Illustrative SIRE Unitholder Tax Analysis at $24.00 / unit (cont’d)  Implied Taxes @ 37.0% Ordinary Gain / 20.0% Capital Gain  0.0  0.1  0.2  0.3  0.4  0.5  0.6  $--  $0.08  $0.16  $0.24  $0.32  $0.40  $0.48  $0.56  $0.64  $0.72  $0.80  $0.88  $0.96  $1.04  $1.12  $1.20  $1.28  $1.36  $1.44  $1.52  $1.60  $1.68  $1.76  $1.84  $1.92  $2.00  $2.08  $2.16  $2.24  $2.32  $2.40  $2.48  $2.56  $2.64  $2.72  $2.80  $2.88  $2.96  $3.04  $3.12  $3.20  $3.28  $3.36  $3.44  $3.52  $3.60  $3.68  $3.76  $3.84  $3.92  $4.00  Units (in Millions)  Net Taxes Paid per SIRE Unit  Tax Liability Deciles ($ per unit)  First Decile Second Decile Third Decile Fourth Decile Fifth Decile  $0.69 - $1.34  $1.34 - $1.96  $1.96 - $2.37  $2.37 - $2.69  $2.69 - $2.81  Sixth Decile Seventh Decile Eighth Decile Ninth Decile Tenth Decile  $2.81 - $2.87  $2.87 - $3.03  $3.03 - $3.20  $3.20 - $3.35  $3.35 - $3.42  Weighted Average $2.61  Total Tax Liability of Unaffiliated Unitholders ($MM) $14.9

 Confidential – Preliminary and Subject to Change  ($24.08)  ($18.94)  ($14.61)  ($11.18)  ($2.44)  $0.60  $4.47  $13.49  ($3.04)  ($2.59)  ($2.34)  ($1.08)  ($0.03)  $0.31  $ $1.89  0.71  $1  $2.0 $5.71  $3.33  ($2.55)  ($2.14)  ($1.44)  ($0.87)  $1 .46  .13  $1.5 0  ($2.82)  $3.84  4 $5.75  $2.45 $6.94  $0.01  $8.51  $--  $0.95  $3.61  $1.22  $3.70  $1.99  $4.00  $2.52  $4.18  $4.64  $5.70  ($0.95)  ($1.34)  ($0.56)  ($1.25)  ($0.44)  ($0.36)  ($1.13)  ($0.14)  ($0.07)  ($0.99)  ($0.55)  ($0.11)  $0.02  $2.58  $2.63  $3.18  $3.20  $3.34  $1.02 $5.05  $3.72  ($3.33)  ($4.75)  ($5.75)  ($2.64)  ($1.95)  ($0.68)  ($1.57)  ($1.23)  ($1.43)  ($0.16)  $0.15  $0.31  $0.37  $0.39  $0.39  $0.41  $0.4 $3.77  $2.49  $0.69  $0.00  $3.04  $2.49  $1.34  $0.58  $3.23  $2.52  $1.96  $2.37  $2.69  $2.81  $2.87  $3.03  $3.20  $43.35  ($30.00)  ($20.00)  ($10.00)  $--  $10.00  $20.00  First Decile  Second Decile  Third Decile  Fourth Decile Fifth Decile Sixth Decile Seventh Decile  Eighth Decile  Ninth Decile  Tenth Decile  MLP A MLP B MLP C MLP D MLP E MLP F MLP G MLP H MLP I SIRE  Unitholder Tax Analysis  Precedent Taxable MLP Buy-In Unitholder Tax Impact  Estimated Cash Tax (Benefit) / Expense per Unit  $30.00

 Confidential – Preliminary and Subject to Change  Unitholder Tax Analysis  (100.3%)  (78.9%)  (60.9%)  (46.6%)  (10.2%)  2.5%  7.9%  (25.5%)  (21.7%)  (19.6%)  (9.1%)  (0.3%)  6.0%  1 18.6%  1 23.8%  6.8%  28.0% 56.2%  (7.2%)  (6.1%)  (4.5%)  (4.1%)  3.2 2.3%  4.4%  6.9%  9%  .4%  14.1%  17.0%  (30.9% (6.9%)  )  0.1%  9.5%  79.0%  2.3%  19.5%  3.0%  20.1%  2.6%  4.9%  21.7%  6.2%  22.7%  25.2%  27.3%  30.9%  (105.6%)  (8.8%)  (29.7%)  (2.5%)  (5.2%)  (27.9%)  (1.3%)  (3.3%)  (25.2%)  (0.4%)  (0.6%)  (22.0%)  (12.2%)  (2.4%)  0.5%  6.2%  6.3%  7.7%  7.7%  8.0%  9.0%  9.1%  (173.1%)  (24.5%)  (43.3%)  (20.5%)  (11.4%)  (31.8%)  (4.8%)  4.4%  9.2%  11.1%  11.7%  11.9%  12.3%  13.2%  --%  6.0%  2.9%  0.0%  16.5%  6.0%  5.6%  1.4%  17.5%  6.1%  8.2%  9.9%  11.2%  11.7%  12.0%  12.6%  13.3%  14.0%  Precedent Taxable MLP Buy-In Unitholder Tax Impact (cont’d)  Estimated Cash Tax (Benefit) / Expense per Unit as % of Offer Value  125.0%  (225.0%)  (175.0%)  (125.0%)  (75.0%)  (25.0%)  25.0%  75.0%  Ninth Decile  Tenth Decile  First Decile Second Decile Third Decile  MLP A MLP B  Fourth Decile Fifth Decile Sixth Decile Seventh Decile Eighth Decile MLP C MLP D MLP E MLP F MLP G MLP H MLP I SIRE

 Confidential – Preliminary and Subject to Change  Additional Materials

 Confidential – Preliminary and Subject to Change  Additional Materials  On November 19, 2021, Ciner Enterprises agreed to sell a 60% interest in Sisecam Chemicals to Sisecam USA for $300.0 million (the “2021 Acquisition”)  As a result of the transaction:   Sisecam Parent owns a controlling interest in the Partnership and Sisecam Wyoming through its indirect, majority ownership of SIRE GP   Sisecam Parent owns 60.0% of an approximate 74.1% economic interest in SIRE  Assumed Unit Price Premium and Implied Value Paid for SIRE GP  2021 Acquisition of 60% of SCR  2021 Acquisition Overview  Illustrative Value per LP Unit  $18.34  $20.00  $22.00  $24.00  $26.00  $28.00  $30.00  $32.00  $34.36  SIRE Units Owned by Sisecam Chemicals  14.6  14.6  14.6  14.6  14.6  14.6  14.6  14.6  14.6  Implied Value of SIRE Units  $266.8  $291.0  $320.1  $349.2  $378.3  $407.4  $436.5  $465.6  $500.0  Implied Value Paid by Sisecam Parent  $500.0  $500.0  $500.0  $500.0  $500.0  $500.0  $500.0  $500.0  $500.0  Implied Value for Control  $233.2  $209.0  $179.9  $150.8  $121.7  $92.6  $63.5  $34.4  $--  Implied SIRE Equity Market Cap1  $370.3  $404.0  $444.4  $484.8  $525.2  $565.6  $606.0  $646.4  $694.1  Control Value as % of SIRE Equity Market Cap  63.0%  51.7%  40.5%  31.1%  23.2%  16.4%  10.5%  5.3%  --%  Implied Sisecam Wyoming Equity Value2  $726.2  $792.1  $871.3  $950.5  $1,029.7  $1,109.0  $1,188.2  $1,267.4  $1,360.9  Control Value as a % of Sisecam Wyoming Equity Value  32.1%  26.4%  20.6%  15.9%  11.8%  8.3%  5.3%  2.7%  --%  ($ in millions, except per unit amounts)  Source: Public filings  Based on Illustrative Value per LP Unit and 20.2 million SIRE LP and GP units  SIRE Market Cap divided by 51% to arrive at an implied equity value for Sisecam Wyoming  Implied Value of Sisecam Chemicals  Value of Sisecam Parent Interest  $300.0  Divided by Ownership in Sisecam Chemicals  60.0%  Implied Value of Sisecam Chemicals  $500.0

 Confidential – Preliminary and Subject to Change  Comparison of 2022 Actual vs. Forecast

Confidential – Preliminary and Subject to Change

Comparison of 2022 Actual vs. Forecast

($ in millions, except per unit amounts)

	Forecast 2022E	Actuals 2022A	Variance Amount	Variance %
Domestic Sales Volumes (mt)	1.2	1.2	0.0	3.3%
Export Sales Volumes (mt)	1.3	1.2	(0.1)	(10.7%)
Total Sales Volumes (mt)	**2.5**	**2.4**	**(0.1)**	(4.2%)
Domestic Gross Sales Price ($/mt)	$246.33	$251.54	$5.22	2.1%
Export Gross Sales Price ($/mt)	323.41	345.71	22.30	6.9%
Domestic Gross Revenue	$289.1	$305.0	$15.9	5.5%
Export Gross Revenue	435.1	415.1	(20.0)	(4.6%)
Total Gross Revenue	**$724.2**	**$720.1**	**($4.0)**	(0.6%)
Domestic Freight Cost	($117.0)	($122.3)	($5.3)	4.5%
Export Freight Cost	(171.8)	(155.3)	16.5	(9.6%)
Total Freight Cost	**($288.7)**	**($277.5)**	**$11.2**	(3.9%)
Domestic Net Sales Price ($/mt)	$146.65	$150.70	$4.05	2.8%
Export Net Sales Price ($/mt)	195.74	216.41	20.66	10.6%
Domestic Net Revenue	$172.1	$182.7	$10.6	6.2%
Export Net Revenue	263.3	259.9	(3.5)	(1.3%)
Total Net Revenue	**$435.4**	**$442.6**	**$7.2**	1.6%
Energy	($66.1)	($74.6)	($8.5)	12.8%
Personnel	(82.0)	(76.4)	$5.6	(6.8%)
Royalties	(20.1)	(20.4)	($0.3)	1.6%
Severance Tax	(17.6)	(17.5)	$0.1	(0.6%)
Other	(71.5)	(63.9)	$7.6	(10.6%)
Cost of Goods Sold	**($257.3)**	**($252.8)**	**$4.5**	(1.7%)
Operating Expenses	(23.3)	(24.8)	(1.5)	6%
Total Sisecam Wyoming Expenses	**($280.6)**	**($277.5)**	**$3.0**	(1.1%)
Sisecam Wyoming EBITDA	$154.9	$165.1	$10.2	6.6%
SIRE G&A	(2.9)	(3.1)	($0.2)	8.2%
SIRE EBITDA	**$152.0**	**$161.9**	**$9.9**	**6.5%**

Domestic net revenue exceeded Forecast primarily due to higher net sales price

International net revenue underperformed Forecast due to lower volumes, partially offset by higher net sales price

Expenses were lower than Forecast, driven by lower Personnel and Other expenses, partially offset by higher Energy expenses

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 Confidential – Preliminary and Subject to Change  IHS January 2023 Interim Monthly Price Update Case

 Confidential – Preliminary and Subject to Change  Export Pricing  Additional Materials  Net Realized Pricing Forecast – SIRE vs. IHS  Projected Soda Ash Pricing Trends – Domestic and Export Pricing  ($ per metric ton)  Source: SIRE management, IHS  Domestic  Pricing  SIRE, Net IHS, Net as of 8/15/2022 IHS January 2023 Interim Monthly Update  263  208  203  229  208  247  226  193  193  147  168  $180  $220  $260  $340  $300  $140  2022E  300  270  270  269  270  280  258  248  248  248  238  238  200  200  200  200  190  180  172  172  166  $140  $180  $220  $260  $300  $340  2022E  2023E 2024E 2025E 2026E 2027E  2028E

 Confidential – Preliminary and Subject to Change  $2.41  $2.22  $1.86  $1.67  $1.75  $1.42  $2.59  $2.50  $2.73 $2.76  $2.80 $2.87  $2.91  $2.94  $2.55 $2.55  $2.48 $2.48  2023E  2024E  2025E  2026E  2027E  2028E  $76.6  $71.2  $55.9  $51.8  $53.8  $46.9  $70.8  $86.7 $87.7  $88.8 $90.9  $82.4  $73.3  $83.4  $72.3 $72.3  $70.6 $70.6  2023E  2024E  2025E  2026E  2027E  2028E  34.6%  33.5%  30.8%  39.3% 39.3% 39.3%  39.3% 39.3% 39.3%  35.8% 37.1% 37.1%  37.1% 37.1%  37.1%37.1%  37.1%37.1%  2023E  2024E  2025E  2026E  2027E  2028E  Preliminary Valuation of SIRE Common Units  SIRE Financial Projections  Sensitivity Case  IHS January 2023 Interim Monthly Price Update Case  EBITDA  Attributable to SIRE  DCF / LP Unit  % Gross Margin  SIRE Financial Projections vs. Sensitivity Case vs. IHS January 2023 Interim Monthly Price Update Case  ($ in millions, except per unit amounts)  58  Source: SIRE Financial Projections, SIRE management

 Confidential – Preliminary and Subject to Change  Discounted Cash Flow Analysis  Peer Group Trading Analysis  Precedent M&A Transactions Analysis  EBITDA Exit Multiple  Perpetuity Growth  2023E EBITDA  2024E EBITDA  2023E EBITDA  EBITDA Exit Multiple:  5.5x - 8.0x  Perpetuity Growth Rate: 0.5% - 1.5%  2023E EBITDA Multiple: 5.0x - 7.5x  2024E EBITDA Multiple:  4.5x - 7.0x  2023E EBITDA Multiple: 6.0x - 8.5x  Discount Rate: WACC of 8.0% - 9.0%  Terminal Yield of: 8.0% - 12.0%  Equity Cost of Capital of: 8.5% - 10.5%  1-Day Spot Premium 20.0% - 35.0%  30-Day VWAP Premium 20.0%-30.0%  Premiums Paid Analysis  Discounted Distributions Analysis  $15.09  $22.89  $23.64  $14.15  $23.34  $24.10  $16.04  $18.54  $18.79  $12.94  $16.87  $17.34  $19.83  $22.83  $23.13  $15.29  $23.19  $23.84  $19.77  $29.66  $30.59  $17.19  $28.52  $29.45  $25.52  $29.27  $29.64  $21.75  $27.86  $28.60  $29.32  $33.56  $33.98  $20.08  $31.42  $32.12  $--  $5.00  $10.00  $15.00  $20.00  $25.00  $30.00  $35.00  $50.00  $45.00  $40.00  $21.44  $24.23  Preliminary Valuation of SIRE Common Units  Consideration:  $24.00  SIRE Financial Projections vs. Sensitivity Case vs. IHS January 2023 Interim Monthly Price Update Case  FOR REFERENCE ONLY  SIRE Financial Projections  Sensitivity Case  59  IHS January 2023 Interim Monthly Price Update Case

 Confidential – Preliminary and Subject to Change  Financial Projections and Preliminary Valuation Detail – Sensitivity Case  Sisecam Wyoming EBITDA – Sensitivity Case  Domestic Sales Volumes (mt)  1.26  1.19  1.11  1.11  1.19  1.19  Export Sales Volumes (mt)  1.26  1.19  1.11  1.11  1.19  1.19  Sales Volumes (mt)  2.52  2.37  2.22  2.22  2.37  2.37  Volume Growth (%)  (0.1%)  (5.8%)  (6.4%)  --%  6.8%  --%  Domestic Gross Revenue  $361.7  $344.6  $369.6  $391.1  $355.1  $363.7  Export Gross Revenue  478.6  491.9  442.2  435.0  442.8  435.3  Gross Revenue  $840.3  $836.4  $811.7  $826.1  $797.9  $799.0  Domestic Freight  ($132.7)  ($128.8)  ($124.2)  ($127.9)  ($140.7)  ($145.0)  Export Freight  (189.3)  (182.4)  (174.6)  (178.5)  (195.0)  (199.3)  Freight Costs  ($321.9)  ($311.2)  ($298.8)  ($306.5)  ($335.7)  ($344.3)  Domestic Net Revenue  $229.0  $215.8  $245.4  $263.1  $214.4  $218.8  Export Net Revenue  289.4  309.5  267.6  256.5  247.8  236.0  Net Revenue  $518.4  $525.3  $512.9  $519.6  $462.2  $454.7  Average Net Realized Price  $206.00  $221.50  $231.00  $234.00  $194.90  $191.75  Energy Costs  (85.1)  (78.3)  (82.1)  (83.1)  (73.9)  (72.8)  Personnel Costs  (99.3)  (109.9)  (118.0)  (119.5)  (106.3)  (104.6)  Royalties  (24.1)  (23.1)  (22.6)  (22.9)  (20.3)  (20.0)  Severance & Ad Valorem Taxes  (13.4)  (14.2)  (15.5)  (15.7)  (14.0)  (13.7)  Other  (92.9)  (93.1)  (84.5)  (85.6)  (76.2)  (74.9)  Cost of Goods Sold  ($314.8)  ($318.7)  ($322.6)  ($326.8)  ($290.7)  ($286.0)  Gross Profit  $203.6  $206.6  $190.3  $192.8  $171.5  $168.7  Gross Margin (% of Net Revenue)  39.3%  39.3%  37.1%  37.1%  37.1%  37.1%  Operating Expenses  (23.8)  (20.4)  (20.9)  (21.4)  (21.9)  (22.3)  Sisecam Wyoming EBITDA  $179.8  $186.2  $169.4  $171.4  $149.6  $146.4  EBITDA Margin (% of Net Revenue)  34.7%  35.4%  33.0%  33.0%  32.4%  32.2%  2023E  2024E  For the Years Ending December 31, 2025E 2026E  2027E  2028E  ($ in millions)  SIRE Financial Projections, SIRE management  60

 Confidential – Preliminary and Subject to Change  Financial Projections and Preliminary Valuation Detail – Sensitivity Case  SIRE Financial Projections, SIRE management  61  Sisecam Wyoming Cash Flow Summary – Sensitivity Case  For the Years Ending December 31,  2023E  2024E  2025E  2026E  2027E  2028E  Sisecam Wyoming Distributable Cash Flow  Sisecam Wyoming EBITDA  $179.8  $186.2  $169.4  $171.4  $149.6  $146.4  Less: Cash Interest Expense  (2.4)  (1.4)  (0.7)  (0.3)  (0.1)  0.1  Less: Maintenance Capital Expenditures  (25.6)  (26.1)  (26.7)  (27.3)  (27.9)  (28.6)  Distributable Cash Flow  $151.8  $158.6  $142.0  $143.8  $121.6  $117.9  Sisecam Wyoming Distributed Cash Flow  Distributions to SIRE (51.0%)  $61.9  $64.7  $65.8  $66.7  $56.4  $54.6  Distributions to NRP (49.0%)  59.5  62.2  63.2  64.1  54.2  52.5  Distributed Cash Flow  $121.5  $126.9  $129.1  $130.7  $110.5  $107.2  Distributable Cash Flow Surplus / (Shortfall)  $30.4  $31.7  $12.9  $13.1  $11.1  $10.7  Sisecam Wyoming Coverage Ratio  1.25x  1.25x  1.10x  1.10x  1.10x  1.10x  ($ in millions)

 Confidential – Preliminary and Subject to Change  Financial Projections and Preliminary Valuation Detail – Sensitivity Case  SIRE Financial Projections, SIRE management  62  Sisecam Wyoming Sources and Uses – Sensitivity Case  2023E  2024E  2025E  2026E  2027E  2028E  Sources  Distributable Cash Flow Surplus / (Shortfall)  $30.4  $31.7  $12.9  $13.1  $11.1  $10.7  Increase / (Decrease) in Net Working Capital  0.4  15.7  8.2  0.8  (9.8)  (1.0)  Cash from Revolver / (Cash to Revolver)  --  --  --  --  1.7  --  Total Sources  $30.7  $47.4  $21.1  $13.8  $2.9  $9.7  Uses  Growth Capital Expenditures  $--  $--  $--  $--  $--  $--  Mandatory Debt Paydown  8.8  9.1  9.3  9.5  3.5  4.7  Discretionary Debt Paydown  38.2  38.4  11.8  3.7  --  1.7  Cash to (from) Balance Sheet  (16.3)  --  --  0.6  (0.6)  3.4  Other  --  --  --  --  --  --  Total Uses  $30.7  $47.4  $21.1  $13.8  $2.9  $9.7  Capital Structure  Total Debt  $90.0  $42.5  $21.5  $8.3  $6.4  $0.0  Less: Cash  (5.0)  (5.0)  (5.0)  (5.6)  (5.0)  (8.4)  Net Debt  $85.0  $37.5  $16.5  $2.6  $1.4  ($8.3)  Net Debt / Adjusted EBITDA  0.5x  0.2x  0.1x  0.0x  0.0x  (0.1x)  For the Years Ending December 31,  ($ in millions)

Confidential – Preliminary and Subject to Change

Financial Projections and Preliminary Valuation Detail – Sensitivity Case

SIRE Cash Flow Summary – Sensitivity Case

($ in millions, except per unit amounts)

	For the Years Ending December 31,					
	2023E	2024E	2025E	2026E	2027E	2028E
Consolidated EBITDA						
Sisecam Wyoming EBITDA	$179.8	$186.2	$169.4	$171.4	$149.6	$146.4
Less: SIRE G&A	(4.0)	(4.0)	(4.0)	(4.0)	(4.0)	(4.0)
SIRE Consolidated EBITDA	**$175.8**	**$182.2**	**$165.4**	**$167.4**	**$145.6**	**$142.4**
EBITDA Attributable to SIRE						
SIRE'S 51% Share of Sisecam Wyoming EBITDA	$91.7	$94.9	$86.4	$87.4	$76.3	$74.6
Less: SIRE G&A	(4.0)	(4.0)	(4.0)	(4.0)	(4.0)	(4.0)
EBITDA Attributable to SIRE	**$87.7**	**$90.9**	**$82.4**	**$83.4**	**$72.3**	**$70.6**
SIRE Distributable Cash Flow						
Distributions from Sisecam Wyoming	$61.9	$64.7	$65.8	$66.7	$56.4	$54.6
Less: SIRE G&A	(4.0)	(4.0)	(4.0)	(4.0)	(4.0)	(4.0)
Distributable Cash Flow	**$57.9**	**$60.7**	**$61.8**	**$62.7**	**$52.4**	**$50.6**
Distributed Cash Flow						
Sisecam Chemicals	$40.2	$41.7	$42.3	$42.8	$37.1	$36.1
Public	14.5	15.0	15.3	15.4	13.4	13.0
General Partner	3.3	4.0	4.3	4.5	1.9	1.5
Distributed Cash Flow	**$57.9**	**$60.7**	**$61.8**	**$62.7**	**$52.4**	**$50.6**
Unit Ownership						
Sisecam Chemicals	14.6	14.6	14.6	14.6	14.6	14.6
Public	5.2	5.2	5.2	5.2	5.2	5.2
General Partner	0.4	0.4	0.4	0.4	0.4	0.4
Total Units Outstanding	**20.2**	**20.2**	**20.2**	**20.2**	**20.2**	**20.2**
Distributable Cash Flow per LP Unit	**$2.76**	**$2.87**	**$2.91**	**$2.94**	**$2.55**	**$2.48**
Distribution per LP Unit	**2.76**	**2.87**	**2.91**	**2.94**	**2.55**	**2.48**
Distributable Cash Flow Surplus / (Shortfall)	**$--**	**$--**	**$--**	**$--**	**$--**	**$--**

SIRE Financial Projections, SIRE management

EVERCORE

63

ŞIŞECAM

Confidential – Preliminary and Subject to Change  4.25x  5.50x  6.75x  8.00x  9.25x  --%  0.5%  1.0%  1.5%  2.0%  $25.57  $28.44  $31.27  $28.73  $30.01  $31.51  24.89  24.25  23.64  27.82  27.10  26.41  30.59  29.92  29.17  27.02  25.47  24.10  28.18  26.46  24.95  29.45  27.58  25.91  7.5%  8.0%  8.5%  9.0%  9.5%  $22.55 21.96  21.40  20.87  20.36  23.06  25.75  28.44  $34.11 33.34  32.60  31.88  31.12  7.5%  8.0%  8.5%  9.0%  9.5%  $27.61 26.01  24.60  23.34  22.21  22.87  23.61  24.44  $33.28 30.91  28.88  27.01  25.38  WACC  WACC   For the Years Ending December 31,    2023E 2024E 2025E 2026E 2027E 2028E   Exit   Multiple   Perpetuity   Growth   Sisecam Wyoming EBITDA  $179.8  $186.2  $169.4  $171.4  $149.6  $146.4  $710.6  $146.4  Less: Tax Depreciation and Amortization2  (608.4)  (58.0)  (51.4)  (48.9)  (47.1)  (50.5)  (28.6)  EBIT  ($428.6)  $128.2  $117.9  $122.5  $102.5  $95.9  $117.8  Less: Cash Taxes3  --  (7.6)  (7.0)  (9.1)  (7.6)  (16.3)  (43.6)  EBIAT  ($428.6)  $120.6  $111.0  $113.4  $94.9  $79.6  $74.2  Plus: Tax Depreciation and Amortization  608.4  58.0  51.4  48.9  47.1  50.5  28.6  Less: Capital Expenditures  (25.6)  (26.1)  (26.7)  (27.3)  (27.9)  (28.6)  (28.6)  Less: Changes in NWC  0.4  15.7  8.2  0.8  (9.8)  (1.0)  -  Sisecam Wyoming Unlevered Free Cash Flow  $154.6  $168.2  $143.9  $135.8  $104.3  $100.5  $74.2  SIRE Interest in Sisecam Wyoming  51.0%  51.0%  51.0%  51.0%  51.0%  51.0%  51.0%  SIRE Share of Sisecam Wyoming Unlevered Free Cash Flow  $78.8  $85.8  $73.4  $69.2  $53.2  $51.2  $37.8  Less: SIRE G&A  (4.0)  (4.0)  (4.0)  (4.0)  (4.0)  (4.0)  (4.0)  SIRE Unlevered Free Cash Flow  $74.8  $81.8  $69.4  $65.2  $49.2  $47.2  $33.8  EBITDA Multiple / Perpetuity Growth Rate  6.8x  1.0%  Implied Terminal Value  $476.8  −  $455.8  Present Value of Terminal Value @ 8.5% Discount Rate  292.3  −  279.4  Plus: Present Value of Unlevered Free Cash Flow @ 8.5% Discount Rate  314.0  Implied Enterprise Value  $606.3  −  $593.4  Less: Net Debt as of December 31, 2022 (SIRE's 51% Share)  (59.0)  Implied Equity Value  $547.3  −  $534.4  SIRE LP Units Outstanding4  20.2  Implied SIRE LP Unit Value  $27.10  −  $26.46  Terminal Exit Multiple Perpetuity Growth Rate  Financial Projections and Preliminary Valuation Detail – Sensitivity Case  Unit Price Sensitivity Analysis  Discounted Cash Flow Analysis – Sensitivity Case  4.  Includes 2.0% general partner interest, economically equivalent to 399,000 LP Units at current quarterly distribution  64  ($ in millions, except per unit amounts)  Source: SIRE Financial Projections  51% of Sisecam Wyoming EBITDA less $4.0 million SIRE G&A  2023E tax DD&A assumes 100.0% bonus depreciation calculated as the midpoint of the enterprise value range plus 80.0% bonus depreciation on 2023E capital expenditures; bonus depreciation phase-down on capital expenditures in 2024E (60.0%), 2025E (40.0%) and 2026E (20.0%)  Assumes unitholder tax rate of 29.6% from 2023E to 2025E and 37.0% thereafter

 Confidential – Preliminary and Subject to Change  Financial Projections and Preliminary Valuation Detail – Sensitivity Case  Peer Group Trading Analysis – Sensitivity Case  2023E EBITDA Attributable to SIRE Relevant EBITDA Multiple  $87.7  5.0x  –  Implied Enterprise Value Based on 2023E Adjusted EBITDA  $438.5  Less: Net Debt as of December 31, 2022 (SIRE's 51% Share) Implied SIRE Equity Value  SIRE LP Units Outstanding1  Implied SIRE Unit Price Range - 2023E Adjusted EBITDA  2024E EBITDA Attributable to SIRE Relevant EBITDA Multiple  Implied Enterprise Value Based on  Less: Net Debt as of Decembe Implied SIRE Equit  SIRE LP Uni  Im  ($ in millions, except per unit amounts)  Source: SIRE Financial Projections, SIRE management  1.  Includes 2.0% general partner interest, economically equivalent to 399,000 LP Units at current quarterly distribution  65

 Confidential – Preliminary and Subject to Change  Financial Projections and Preliminary Valuation Detail – Sensitivity Case  Precedent M&A Transactions Analysis – Sensitivity Case  Precedent M&A Transaction Analysis  Source: Public filings, Wall Street research, SIRE Financial Projections, SIRE management  1.  Includes 2.0% general partner interest, economically equivalent to 399,000 LP Units at current quarterly distribution  66  ($ in millions, except per unit amounts)

 Confidential – Preliminary and Subject to Change  Financial Projections and Preliminary Valuation Detail – Sensitivity Case  Discounted Distributions Analysis – Sensitivity Case  For the Years Ending   December 31,    2023E 2024E 2025E 2026E 2027E 2028E   ($ per unit)  SIRE Distribution per LP Unit (Cash, As Paid)1  $2.76  $2.87  $2.91  $2.94  $2.55  $2.48  $2.48  –  $2.48  Terminal Yield2  12.0%  –  8.0%  Terminal Value  $20.67  $31.00  Equity Cost of Capital Based on CAPM  Present Value @ 7.5% Cost of Equity  $26.84  –  $33.54  Present Value @ 8.5% Cost of Equity  25.78  –  32.12  Present Value @ 9.5% Cost of Equity  24.78  –  30.78  Present Value @ 10.5% Cost of Equity  23.84  –  29.52  Present Value @ 11.5% Cost of Equity  22.95  –  28.33  Implied SIRE Unit Value – Based on CAPM  $23.84  –  $32.12   Terminal Value Low High  Source: FactSet, SIRE Financial Projections, SIRE management  1. Values LP units based on LP unit distributions and does not consider GP distributions  2.  Based on SIRE’s 52-week yield range of 6.1% to 12.1% with a median of 9.1% and mean of 9.0%  67